UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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780 Johnson Ferry Road, Suite 800
Atlanta, GA  30342
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

DATE: Monday, May 10, 2021
ITEMS OF BUSINESS:
1.       Election of directors:
  Holders of Class A Common Stock
    to elect six directors.
  Holders of Common Stock
     to elect two directors.
2.  Advisory Vote on Executive Compensation.
3.  Advisory Vote on the Frequency of the Stockholder Vote on
     Executive Compensation.
4.   Approval of 2021 Long-Term Incentive Plan.
5.  Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021.
6.  Transact such other business as may properly come before the annual meeting or any adjournments.

TIME: 10:00 a.m.
PLACE: Marriott SpringHill Suites 120 East Redwood Street Baltimore, Maryland
RECORD DATE:
March 12, 2021
If you are a holder of record of Common or Class A Common Stock at the close of business on March 12, 2021, then you are entitled to receive notice of and to vote at the meeting.

PLEASE VOTE:
Please carefully review the proxy materials and follow the instructions to cast your vote in advance of the meeting.

Internet: Visit - www.proxyvote.com.*	Telephone Call - 1-800-690-6903*	Vote by mail. Sign, date and return your proxy card or voting instruction form.
*You will need the 11-digit control number included in your proxy card, voting instructions form or notice.
As a stockholder, your vote is very important, and the company’s board of directors strongly encourages you to exercise your right to vote.

                                                                                        BY ORDER OF THE BOARD OF DIRECTORS

Jenny Hill Parker
Senior Vice President, Finance, and
  Corporate Secretary

March 31, 2021
Atlanta, Georgia

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 10, 2021.
The proxy statement and annual report for 2020 are available at www.proxyvote.com and on Havertys’ Investor Relations website at havertys.com under “Investor Information” then “SEC Filings.”

OUR BOARD OF DIRECTORS

The board of directors has a rigorous process to ensure that the composition of directors is diverse, balanced and aligned with the evolving needs of the company. Currently the board consists of nine members and will be reduced to eight with the retirement of John Glover. The holders of Class A common stock will elect six directors and holders of common stock will elect two directors. Each elected director will hold office until the next annual meeting. The election of our directors requires a plurality of votes cast at the meeting by the holders of the respective classes of common stock.

Election of Havertys Board of Directors

What am I voting on?	✔ Holders of Class A common stock are being asked to elect six directors for a one-year term. ✔ Holders of common stock are being asked to elect two directors for a one-year term.
Voting recommendation:	✔ Our board of directors recommends a vote “For” each of the director nominees.
The nominees for election at the 2021 annual meeting were recommended by the Nominating, Compensation and Governance Committee (the “NCG Committee”) of the board. All of the nominees are currently directors of Havertys. We expect that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, it is intended that the proxies will vote for the election of another nominee to be designated by the NCG Committee and the board.
Our board is a diverse, highly engaged group of individuals that provides strong, effective oversight of Havertys. Both individually and collectively, our directors have the qualifications, skills and experience needed to inform and oversee the company’s long-term strategic growth priorities. The board believes that certain experience, qualifications, attributes and skills should be possessed by Havertys’ board members because of their relevance to the company’s business and structure, and these were all considered by the board in connection with this year’s director nomination process.
The biographies of each of the nominees contain information regarding the person’s experience and director positions held currently or at any time during the last five years. The fact that an icon is not shown does not mean the individual does not possess the experience, qualification or skill.
	Class A Common Stock Nominees						Common Stock Nominees
	Haverty	Mangum	Palmer	Schiller	Smith	Trujillo	Dukes	Hough
Current/Former CEO		✔		✔	✔	✔
Public Board Experience	✔	✔	✔		✔	✔	✔	✔
Finance		✔	✔		✔	✔	✔	✔
Risk Assessment	✔	✔	✔	✔	✔	✔	✔	✔
Consumer Focused	✔	✔	✔	✔	✔		✔	✔
Marketing/Brand Building	✔	✔	✔	✔	✔
Sales		✔		✔	✔	✔	✔	✔

Experience and Skills Legend

Current/Former CEO	Public Board Exerience	Finance	Risk Assessment	Consumer Focused	Marketing/ Brand Building	Sales

Proposal 1: Nominees for Election by Holders of Class A Common Stock

Rawson Haverty, Jr.                                     Management Director since 1992
Age 64

Principal Occupation: Senior Vice President, Real Estate and Development of Havertys since 1998. Over 36 years with Havertys in various positions.

Directorships: Chick-Fil-A Foundation, Akola Project, StarPound Technologies, and a member of the Advisory Board of the Center for Ethics at Emory University.

Experience:

Mylle H. Mangum                                          Independent Director since 1999
Age 72

Principal Occupation: Chief Executive Officer of IBT Holdings, LLC, a provider of design, construction and consultant services for the retail banking and specialty retail industries, since 2003.

Directorships: Barnes Group, Inc., Express, Inc. and The Shopping Center Group. Former director of PRGX Global, Inc. which merged with Ardian in March 2021.

Experience:

Vicki R. Palmer                                              Independent Director since 2001
Age 67

Principal Occupation: Retired, former Executive Vice President, Financial Services and Administration for Coca‑Cola Enterprises Inc. from 2004 until 2009. Senior Vice President, Treasurer and Special Assistant to the CEO of Coca-Cola Enterprises Inc. from 1999 to 2004.

Directorships:  First Horizon National Corporation and a member of the Governing Board of Woodward Academy.

Experience:

Proposal 1: Nominees for Election by Holders of Class A Common Stock

Derek G. Schiller                                       Independent Director since 2020
Age 50

Principal Occupation: President and Chief Executive Officer of the Atlanta Braves, a Major League Baseball Club, since March 2018. President of Business for the Braves from March 2016 to March 2018; Executive Vice President of Sales and Marketing from August 2007 to March 2016 for the Braves.

Directorships: Board Member of the Metro Atlanta Chamber of Commerce, the Atlanta Convention and Visitors Bureau, the Atlanta Sports Council, and the Jack and Jill Late-Stage Cancer Foundation.

Experience:

Clarence H. Smith Age 70	Management Director since 1989 Chairman of the board since 2012

Principal Occupation: Chief Executive Officer of Havertys since 2003. President and Chief Executive Officer from 2003 until March 2021. Over 46 years with Havertys in various positions.

Directorships: Oxford Industries, Inc. and member of the Board of Trustees of Marist School.

Experience:

Al Trujillo                                             Independent Director since 2003
Age 61

Principal Occupation: President and Chief Operating Officer of the Georgia Tech Foundation since 2013. Investment Funds Advisor from 2007 to 2013. Former President and Chief Executive Officer of Recall Corporation, a global information management company until 2007.

Directorships: Member of the Board of Trustees of Marist School. Former director of SCANA Corporation, which was acquired by Dominion Energy in 2018.

Experience:

Clarence H. Smith and Rawson Haverty, Jr. are first cousins and officers of Havertys.

Proposal 1: Nominees for Election by Holders of Common Stock

L. Allison Dukes                                     Independent Director since 2016
Age 46

Principal Occupation: Senior Managing Director and Chief Financial Officer, Invesco Ltd. since August 2020. Deputy Chief Financial Officer, Invesco Ltd. from March 2020 to August 2020.  Former Chief Financial Officer for SunTrust Banks, Inc., from March 2018 until December 2019. Head of Commercial Banking for SunTrust Banks, Inc. from 2017 until 2018. President, Chairman and CEO of the Atlanta Division of SunTrust Banks, Inc. from 2015 until 2017.

Directorships: Member of the Executive Board of Junior Achievement of Georgia and a member of the Board of Trustees of Children’s Healthcare of Atlanta, and the Atlanta History Center.

Experience:

G. Thomas Hough                                  Independent Director since 2018
Age 66                                               Lead Director-elect

Principal Occupation: Retired, Americas Vice Chair of Ernst & Young LLP (“EY”). Vice Chair of Assurance Services of EY in New York from 2009 to 2014.

Directorships: Equifax Inc. and a director/trustee of the Federated Hermes Fund Family. Member of the President’s Cabinet of the University of Alabama. Former director of Publix Super Markets, Inc. from 2015 until 2020.

Experience:

Retiring Director – Not Standing for Election

John T. Glover Age 74	Independent Director since 1996 Lead Director since 2017

Principal Occupation: Retired, Vice Chairman of Post Properties, Inc., a real estate investment trust that developed and operated upscale multifamily apartment communities, from March 2000 to February 2003; President of Post Properties, Inc. from 1994 to 2000.  Post Properties, Inc. was acquired in 2016 by Mid-America Apartment Communities, Inc.

Directorships: Emory Healthcare Inc., Trustee Emeritus of Emory University, and Trustee Emeritus of The Lovett School.

Experience:

CORPORATE GOVERNANCE

The following sections provide an overview of our corporate governance structure and processes as it relates specifically to our board of directors.
Board Leadership
Our company is led by Clarence Smith, who has served as chief executive officer since 2003 and chairman of the board since August 2012. Our board nominees are composed of six independent directors and two management directors. Our independent directors meet in executive session at each board meeting. These sessions are presided over by the lead director.

Chairman/CEO: We believe that having a combined chairman/CEO, independent chairs for each of our board committees, and an independent lead director helps provide strong, unified leadership for our management team and board of directors and is currently the right structure for our company. We have one individual who we believe is seen by employees, business partners, and stockholders as providing leadership for Havertys and we have experienced independent directors providing oversight of company operations. The board believes that it should have the flexibility to make these determinations at any given point based on what it considers is the appropriate leadership structure for Havertys at the time.

Lead Director: Consistent with industry best practices, our lead director helps Havertys maintain a corporate governance structure with appropriate independence and balance. The lead director chairs the executive sessions of independent directors and facilitates communications between the chairman/CEO and other directors. The lead director, currently John Glover, is elected by the independent directors annually. Tom Hough was elected to serve as lead director after the retirement of John Glover.

Risk Oversight
Inherent in the board’s responsibilities is an understanding and oversight of the various risks facing the company. Effective risk oversight is an important priority of the board. The board exercises its oversight responsibility for risk both directly and through its committees which have specific areas of focus for risk management. The board as a whole examines specific business risks, such as those associated with our business model and innovation, supply chain, and cybersecurity, in its regular meetings in addition to the reports from its committees.

Board of Directors
Continuous oversight of risks, with emphasis on strategic risks, as well as culture and tone at the top, operational, environmental, social and reputation risks, and allocation of capital investments.
Audit Committee
Oversees the risk management process, with focus on financial risks, internal controls and annual risk assessments with our internal auditors and other members of mangement.
NCG Committee
Compensation policies, practices and incentive-related risks, organizational talent, succession risks, governance structure, board composition and compliance matters
Management
Responsiblity for the day-to-day managment of the risks facing the company.

CORPORATE GOVERNANCE

Committees of the Board
Our board has three standing committees: Audit Committee, NCG Committee and Executive Committee. The table below shows the current membership, the principal functions and the number of meetings held in 2020:

Name, Meetings and Members	Principal Functions
Audit Committee
Meetings:  4

Al Trujillo – Chair
John Glover
Tom Hough
Vicki Palmer

Each member has been designated as “an audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) and meets the independence requirements of the New York Stock Exchange (“NYSE”), SEC, and our Governance Guidelines as well as the enhanced standards for Audit Committee members in Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•  Discusses the integrity of the company’s accounting policies, internal controls, financial reporting, practices and the financial statements with management, the independent auditors and internal audit.
•  Reviews and discusses with management the company’s risk assessment framework and management policies, including the framework with respect to significant financial risk exposures.
•  Monitors the qualifications, independence and performance of the company’s internal audit function and independent auditor and meets periodically with management, internal audit and the independent auditor in separate executive sessions.
•  Other matters as the board deems appropriate.

NCG Committee
Meetings:  3

Mylle Mangum – Chair
John Glover
Allison Dukes
Derek Schiller
Al Trujillo

Each member meets the independence requirements of the NYSE, SEC and our Governance Guidelines as well as the enhanced standards for Compensation Committee members in Rule 16b-3 promulgated under the Exchange Act.

•  Translates our compensation objectives into a compensation strategy that reinforces alignment of the interests of our executives with that of our stockholders.
•  Approves and evaluates the company’s director and executive officer compensation plans, policies and programs.
•  Conducts an annual review and evaluation of the CEO’s performance in light of the company’s goals and objectives.
•  Reviews and makes recommendations for composition and structure of the board and policies relating to the recruitment of new board members and nomination and reelection of existing board members.
•  Oversees the compliance structure and programs with annual reviews of Havertys’ corporate governance documents.
•  Reviews and approves related person transactions in accordance with board practices.

CORPORATE GOVERNANCE

Name, Meetings and Members	Principal Functions
Executive Committee Meetings: 0 Independent Members: John Glover – Chair Mylle Mangum Al Trujillo Management Member: Clarence Smith
•  In accordance with our bylaws, acts with the power and authority of the board in the management of our business and affairs in the interim between meetings of the board.
•  Generally, holds meetings to approve specific terms of financings or other transactions after these items have previously been presented to the board.

Attendance. During 2020, the board met six times and the committees met as indicated in the table outlining committee members and functions. Each director attended at least 75% of the meetings of the board and committees on which he or she served during 2020.

We do not have a policy regarding director attendance at the annual meeting of stockholders. We have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meetings. No directors attended the 2020 annual meeting, and none are expected to attend the 2021 annual meeting.

Director Compensation
Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the board and further align their interest with that of our stockholders. Messrs. Haverty and Smith, as management directors, do not receive any compensation for serving on the board. Compensation payable to the company’s non-employee directors is evaluated and determined by the NCG Committee and is then approved by the full board. The NCG Committee considers among other things, the size and complexity of our operations and the time that directors spend fulfilling their duties to Havertys and our stockholders.

Elements of Compensation.

Annual Equity Retainer	$54,000
Annual Cash Retainer	$27,000
Independent Lead Director Cash Retainer	$12,000
Audit and NCG Chairman Cash Retainer	$10,000
Annual Stock Grant	$20,000

Director compensation is paid for the board year which begins on the day of our annual meeting of stockholders and terminates the day before the succeeding annual meeting. The annual equity retainer is paid on the first day of the board year and the cash retainers are paid in November. The annual stock grant of fully-vested common stock is paid on the last day of the board year. In February 2021, the board approved a change in the compensation structure for the board year beginning May 2021, to an annual equity retainer of $50,000 paid on the first day of the board year and total cash retainer of $50,000 paid quarterly and payment of the annual stock grant on the first day of the board year.
Directors’ Deferred Compensation Plan. Non-employee directors may elect to defer receipt of the cash or common stock payment of their compensation and may elect to defer 100% of their annual retainer fee in shares of common stock under the Directors’ Deferred Compensation Plan (“Deferred Plan”). Under the Deferred Plan, deferred fees, plus any accrued interest (at a rate determined annually in accordance with the Deferred Plan which is not above market), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments, or in accordance with the terms of the Deferred Plan. Three directors elected to defer their 2020 compensation and two have elected to defer their 2021 compensation. There are six directors with balances in the Deferred Plan; five have elected to receive their payments at the end of their board service and one beginning in 2040.

CORPORATE GOVERNANCE

2020 Non-management Director Compensation. The following table sets forth the compensation for our non-management directors who served during 2020.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Allison Dukes	$—	$101,000	$101,000
John Glover(2)	39,000	74,000	113,000
Tom Hough	27,000	74,000	101,000
Mylle Mangum	37,000	74,000	111,000
Vicki Palmer	27,000	74,000	101,000
Derek Schiller(3)	18,000	36,000	54,000
Al Trujillo	37,000	74,000	111,000
(1)
Represents the aggregate grant date total fair value of stock awards determined in accordance with FASB ASC Topic 718. The awards reflected in this column consist of fully-vested awards granted to non-employee directors on May 14, 2020 as the annual grant made at the end of the board year, and awards on May 15, 2020 as part of the annual retainer paid at the beginning of the board year. The grant date fair values were $14.31 and $14.86, respectively, which was the closing price of the company’s common stock on the grant date. Ms. Dukes elected to receive 100% of her annual retainer fee in shares of common stock under the Deferred Plan. The award to Mr. Schiller represents the stock component of his retainer paid on September 15, 2020 and the grant date fair value was $21.88.

(2)	Mr. Glover retires from the Board as of the May 10, 2021 shareholder meeting.
(3)	Mr. Schiller joined the Board as of September 15, 2020.

Other Compensation. Directors receive the same discounts as employees on our products. We do not provide any pension or other benefits to our non-employee directors.

Director Stock Ownership Guidelines. The board has implemented stock ownership guidelines for non‑employee directors. Each director is required to own or hold at least 20,000 shares of our stock. New directors are prohibited from disposing of any shares until the guideline amount is reached. Currently, all non‑employee directors meet, or are on track to meet, the stock ownership guidelines.

CORPORATE GOVERNANCE

Governance Guidelines and Policies

Our board and management team are committed to achieving and maintaining high standards of corporate governance, as well as a culture of and reputation for the highest levels of ethics, integrity and reliability. We annually review our governance policies and practices against evolving standards. In considering possible modifications, our board and management focus on those changes that are appropriate for our company and our industry, rather than adopting a one-size-fits-all approach.
Our board recognizes that excellence in corporate governance is essential in carrying out its responsibilities to our stockholders, employees, customers, suppliers and communities. The board has adopted guidelines and a number of policies to support our values and good corporate governance and practices. These governance practices and policies include:

Director Independence. Our Corporate Governance Guidelines state that a majority of the directors must be non-management directors who meet the “independence” requirements of the NYSE. The NCG Committee conducts an annual review to determine the independence of each director based on the standards contained in our Governance Guidelines and NYSE corporate governance requirements. The board, based on the recommendation of the NCG Committee and its review, has affirmed that each of the following non-employee directors is independent and has no material relationship with the company that could impair their independence: Allison Dukes, Tom Hough, Mylle Mangum, Vicki Palmer, Derek Schiller and Al Trujillo.
For more information regarding our policy on Transactions with Related Persons, please see page 11 of this proxy statement.
Long-Term Business Strategy. The board reviews management’s long-term business strategy including capital allocation priorities and business development opportunities each year and approves Havertys’ strategic plan. Updates on the key elements of the plan are reviewed by the board at each board meeting throughout the year.
Annual Evaluations. The board is committed to continuous improvement with respect to its ability to carry out is responsibilities. Each year the board and its independent committees, supervised by the NCG Committee, conducts self-assessments related to their performance. These annual assessments are an important tool to ensure the board is well-positioned to provide effective oversight.
Board Tenure, Mandatory Retirement and Resignation from Board. The average tenure of our non-management directors as of the start of the 2021 board year is 11 years. Our independent directors are subject to a mandatory retirement age and cannot stand for re-election in the calendar year following their 75th birthday. This age limit was increased from 72 to 75 in February 2021. On the recommendation of the NCG Committee, the board may waive this requirement on an annual basis. A director is also required to submit his or her resignation from the board to the NCG Committee in the event that a director retires from or otherwise leaves his or her principal occupation or employment. The NCG Committee can choose to accept or reject the resignation.

The NCG Committee had waived the mandatory retirement age policy with respect to John Glover in previous years. Although not subject to the revised mandatory retirement policy, Mr. Glover chose to retire from board service effective as of the date of the annual meeting.

Director Nominations. When searching for new candidates, the NCG Committee, which has the responsibility of reviewing qualifications of candidates for board membership, considers the evolving needs of the board and searches for candidates that fill any current or anticipated future need.  Nominees may be suggested by directors, members of management, stockholders, or, in some cases, by a third-party search firm. The NCG Committee will consider recommendations for directors submitted by stockholders.

CORPORATE GOVERNANCE

Stockholders should submit their recommendations in writing to the NCG Committee (See “Communications with Directors”). The proponent should submit evidence that he or she is a stockholder of Havertys, together with a statement of the proposed nominee’s qualifications to be a director. There is no difference in the manner in which the NCG Committee evaluates proposed nominees based upon whether the proposed nominee is recommended by a stockholder.

The NCG Committee seeks to maintain a board that is strong in its collective knowledge and has a diversity of skills and experience to oversee our business and a commitment to the goal of maximizing stockholder value.  In its assessment of each potential nominee the NCG Committee will review and consider, among other things, the nominee’s relevant career and business operations experience, judgment, industry knowledge, independence, character, gender, race, ethnicity, age, demonstrated leadership skills, financial literacy, and experience in the context of the needs of the board at the time, given the then current mix of director attributes. The NCG Committee does not have a formal policy with respect to diversity, however, the board and the NCG Committee believe that it is essential that the board members represent diverse viewpoints. In considering candidates for the board, the NCG Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re‑election, the individual’s contributions to the board are also considered. The NCG Committee will also take into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities.

Stockholder Engagement.  We value stockholder views and insights and believe management has the primary responsibility for stockholder communications and engagement. The chairman and other members of Havertys' senior management team communicate regularly with stockholders on a variety of topics throughout the year to address their questions and to seek input concerning company policies and practices.  The board receives regular updates concerning stockholder feedback which cover topics including our strategy and performance, capital allocations and corporate governance matters.

Communications with Directors. The board welcomes questions or comments about the company and its operations. Interested persons wishing to write any director, committee or the board should send correspondence to the Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342. Please specify to whom your correspondence should be directed.

Code of Conduct. All of our directors and employees, including our chief executive officer and executive officers, are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of ethical behavior.

Corporate Sustainability. Our corporate values inform the way we conduct all aspects of our business. We value our team members, customers, suppliers, investors, and the communities we serve. We will issue our first corporate report on environmental, social, and governance later in 2021. We look forward to sharing important information and metrics related to our journey in reducing our environmental impact,  strengthening our team and communities, and our long-term, value-creating focus on sustainability.

Hedging and Pledging Policies. We prohibit our directors, officers and employees from hedging their ownership of Havertys stock, including purchasing or selling derivative securities relating to Havertys stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of Havertys securities. Our directors and executive officers are prohibited from pledging Havertys securities as collateral for a loan and holding any Havertys securities in margin accounts. There are no outstanding pledges or margin accounts involving Havertys securities by any of our directors or executive officers.

CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

Related Party Transaction Policy. Our board has adopted a written policy for the review, approval or ratification of certain related party transactions. The term “related party transaction” is defined as any transaction, arrangement or relationship or any series of similar transactions arrangements or relationships in which (1) the aggregate amount involved will exceed $120,000 in any calendar year, (2) we are a participant, and (3) any related party of Havertys (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owners of our stock, or their immediate family members) has or will have a direct or indirect interest.
The board has determined that the NCG Committee is best suited to review and approve related party transactions. The NCG Committee when reviewing the material facts of related party transactions must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  Certain categories of transactions have standing pre-approval under the policy including: (1) certain transactions with another company in which the related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s stock; (2) certain transactions where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g. dividends, stock repurchases, rights of offerings); (3) certain banking related services in which the terms of such transactions are generally the same or similar to accounts offered to others in the ordinary course of business; and (4) transactions made on the same or similar terms available to all of our employees.
During 2020, there were no related party transactions requiring approval under the policy or disclosure in this proxy statement.

Compensation Committee Interlocks and Insider Participation. The NCG Committee consists of five independent directors, Mmes. Mangum and Dukes and Messrs. Glover, Schiller and Trujillo. None of our executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board or NCG Committee. Therefore, there is no relationship that requires disclosure as a Compensation Committee interlock.

Delinquent Section 16(a) Reports. Based solely on our review of the copies of such reports furnished to or prepared by Havertys and written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to reporting persons were complied with during the year ended December 31, 2020, except for the following:

One Form 4 report for each of Allison Dukes, John Glover, Tom Hough, Mylle Mangum, Vicki Palmer and Al Trujillo in connection with the equity portion of the director compensation plan and annual stock grant for each individual was filed on May 18, 2020 within two business days of the grant date. However, due to an administrative error, the phantom shares related to the Directors’ Deferred Compensation Plan were omitted from that filing and respective amendments were filed for directors with balances in the Plan on May 29, 2020. Additionally, due to a clerical error, the price and number of shares granted to each individual was underreported in the May 18, 2020 filing, thereby requiring amendment. The respective amendments were filed on October 5, 2020.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

WHERE TO FIND IT:
Role of the NCG Committee	12
Recap of 2020 NEO Compensation Program	13
Executive Compensation Framework	14
Executive Compensation Components	15
How We Make Compensation Decisions	18

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide stockholders with a description of our executive compensation philosophy, the material elements of the program and the policies and objectives which support the program. This CD&A provides information on the program for all Havertys’ executive officers but focuses on the compensation of our named executive officers for 2020. The individuals who were subject to the SEC Section 16 reporting requirements during 2020 are referred to as the “executive officers.” Our named executive officers (“NEOs”) for 2020 consist of our CEO, our CFO, and our next three most highly-compensation executive officers.

Impact of COVID-19

In an effort to mitigate the spread of COVID-19 and protect its team members, customers, and communities, management took the proactive measures of closing Havertys' stores on March 19 and halting deliveries on March 21. These actions were ahead of local governmental closure orders. During March and early April, Havertys' management team focused on cash generation and preservation as timing for store reopening was uncertain. Given the dramatic shock to the economy and the uncertainty of its ongoing impact, Havertys made a permanent reduction of approximately 35% of its workforce. The company reduced operating expenses, including reductions in officers' salaries, evaluated merchandise purchases, and reduced capital expenditures. Management also completed a $70.0 million sale-leaseback transaction to strengthen the company’s liquidity and capital position. Careful planning and the establishment of safety protocols enabled Havertys to reopen most of its stores on May 1. Havertys' business since reopening has faced new challenges of unexpectedly strong demand, product shortages, and supply chain disruptions.

Role of the NCG Committee

The NCG Committee is composed of independent directors and is responsible for the approval and oversight of compensation programs for executive officers, equity plan awards and benefit programs for all of our employees. The NCG Committee took the following steps to ensure that it effectively carried out its responsibilities:

✔	Conducted an annual review of our compensation philosophy to ensure that it remains appropriate given strategic objectives;
✔	Reviewed results from an annual review of compensation data related to our peers;
✔	Reviewed and approved all compensation components for our chief executive officer, chief financial officer, and other NEOs;
✔
Performed an annual evaluation of the execution of our pay-for-performance philosophy, to ensure that the actual award decisions resulted in alignment of relative pay and relative performance compared to the compensation peer group;

✔
Scheduled an executive session, without members of management, for the purpose of discussing decisions related to the chief executive officer’s performance, goal-setting, compensation level and other items deemed important by the NCG Committee; and

✔	Reviewed succession planning with the CEO and in executive session of the board.

COMPENSATION DISCUSSION AND ANALYSIS

RECAP OF 2020 NEO COMPENSATION PROGRAM
Base Salary (Fixed Pay)
Key Features
•  Fixed annual cash amount.
•  Base pay increases considered on a calendar year basis or at time of promotion to align with the median range of our peer group (as described on page 15 of this CD&A). Actual positioning varies to reflect each executive’s skills, experience and contribution to our success.

Purpose	• Provide a fixed amount of cash compensation to attract and retain talented executives. • Differentiate scope and complexity of executives’ positions as well as individual performance over time.
2020 Actions
•  Base salaries were increased in January 2020 by 1.5% for Mr. Smith and 2.6% or 2.7% for the other NEOs. Salaries for the NEOs were last increased in 2018, except for Mr. Gill who received an increase in 2019 due to his promotion.
•  In light of the pandemic, base salaries were reduced by 40% for Mr. Smith and 25% for our other NEOs effective April 1, 2020. Base salaries were restored effective July 1, 2020, in connection with the pace of business subsequent to the reopening of our stores on May 1, 2020.

Cash Awards Under Management Incentive Plans (Variable “At Risk” Compensation)
Key Features
•  Individual MIP opportunities are expressed as a percent of base salary and can vary for executives based on their positions. Target MIP award opportunities are generally established so that total annual cash compensation (base salary plus target MIPs) approximates the median of our peer group.
•  Performance-based cash incentive pay is comprised of two plans: MIP-I is tied to the company achieving certain pre-tax earnings levels during the year (80% of total target cash incentive pay) and MIP-II is based on successfully meeting individual goals (20% of total target cash incentive pay).
•  The range of potential payout for actual results relative to these goals is zero to 175% of target.
•  MIP amounts are earned based on the results achieved as determined by the Committee after evaluating company and individual performance against pre-established goals.

Purpose
•  Motivate and reward achieving or exceeding company and individual performance objectives, reinforcing pay-for-performance.
•  Align performance measures for NEOs on key business objectives to lead the organization to achieve short-term financial and operational goals.
•  Ensure alignment of short-term and long-term strategies of the company.

2020 Actions
•  2020 performance resulted in total MIP-I earned at 157.3% of its target and MIP-II earned at 100% of its target for the NEOs. The Committee evaluated the impact of the pandemic on our business results and determined that these payouts appropriately reflected our strong performance and financial results achieved during 2020.

Long-Term Equity Incentive Compensation (Variable “At Risk” Compensation)
Key Features
•  Awards granted annually with consideration of competitive market grant levels.
•  Awards to NEOs are in the form of performance restricted stock units (PRSU) based on EBITDA or Sales and in the form of time-based restricted stock units.
•  Vesting: The PRSUs granted in 2020 that are earned will cliff vest in February 2023 and are forfeitable upon termination of employment, except in the cases of death, disability or normal retirement. The restricted stock units vest in equal increments over a three-year period. These grants are forfeitable upon termination of employment, except in the cases of death or disability.

Purpose
•  Stock-based compensation links executive compensation directly to stockholder interests.
•  PRSUs provide a direct connection to company performance and executives’ goals.
•  Multi-year vesting creates a retention mechanism and provides incentives for long-term creation of stockholder value.

2020 Actions
•  80% of our CEO’s and 70% of our other NEO’s equity awards were granted as PRSUs, with 80% of PRSUs tied to EBITDA and 20% tied to Sales. Award sizes were determined in consideration of market levels, internal equity, and historical practices.
•  2020 performance-based awards tied to EBITDA were earned at 175% of target and awards tied to Sales were earned at 120% of target. These performance-based awards will vest in February 2023.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Framework

The company’s executive compensation framework includes the following, each of which the NCG Committee believes reinforces its philosophy and objectives.

What We Do:
✔
Pay-for-performance. A significant percentage of targeted annual compensation is delivered in the form of variable compensation that is connected to actual performance. For 2020, variable compensation comprised approximately 69% of the targeted annual compensation for the chief executive officer and, on average, 56% of the targeted annual compensation for the other named executive officers.

✔
Provide competitive target pay opportunities. We annually evaluate our target and actual compensation levels and relative proportions of the types of compensation against our peer group. We use informed judgment in order to offer the compensation appropriate to motivate and attract highly talented individuals to enable our long-term growth.

✔
Align performance measures to a mix of key strategic and operating objectives. Performance measures for incentive compensation are linked to both strategic and operating objectives designed to create long-term stockholder value and to hold executives accountable for their individual performance and the performance of the company.

✔
Link compensation to future stock performance. In 2020, all of the long-term incentive awards delivered to our named executive officers were in the form of equity-based compensation.  For 2020, long-term equity compensation comprised approximately 37% of the targeted annual compensation for the chief executive officer and 27% to 30% of the targeted annual compensation for the other named executive officers.

✔	Retain an outside compensation consultant. The NCG Committee retains an independent compensation consultant to review the company’s executive compensation program and practices.
✔	Establish maximum payout caps for annual cash incentive compensation and Performance Restricted Stock Units (PRSUs).
✔
Maintain a “Clawback” Policy. The company may recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric impacted by fraud or misconduct of the executive officer.

✔
Require meaningful stock ownership. Per our stock ownership guidelines, our chief executive officer is required to have qualified holdings equal to the lesser of a multiple of three times his base salary or 85,000 shares. Our CEO’s qualified holdings were 194,648 shares at March 12, 2021. The other named executive officers are also subject to ownership guidelines. Their qualified holdings ranged from 29,482 to 60,650 shares at March 12, 2021. New officers have three years to meet required ownership guidelines.

✔	Mitigate undue risk-taking in compensation programs. Our compensation programs for our executive officers contain features that are designed to mitigate undue risk-taking by our executives.
✔	Require a “double trigger” for change-in-control severance benefits to be payable.

What We Don’t Do:
x
No repricing or buyout of underwater stock options. Our equity plan does not permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the company.

x	Prohibition against margin loans, pledging, and hedging or similar transactions of company securities by senior executives and directors.
x	No dividends or dividend equivalents are accrued or paid on unvested and/or unexercised awards.
x	No change-in-control tax gross ups. We do not provide change-in-control tax gross ups.
No significant perquisites. We do not provide our employees, including our NEOs, with significant perquisites.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Components

Although there is no pre-established policy or target for the allocation between specific compensation components, a significant portion of an executive officer’s annual total target compensation is determined by company performance as compared to goals established for our annual cash incentive plan and the ultimate value of long-term incentive plans. We believe this approach reflects our executive compensation philosophy and objectives.

The graphs below illustrate how total compensation for our named executive officers at January 2020 was allocated between performance-based and fixed components, how performance-based compensation is allocated between annual and long-term incentive components and how total compensation is allocated between cash and equity components. The company strives to structure various elements of these program components so that a large portion of executive compensation is directly linked to advancing the company’s financial performance and the interest of shareholders. These percentages are based on annualized total target compensation values and do not necessarily correspond to, and are not a substitute for, the values disclosed in the “Summary Compensation Table” and supplemental tables provided later in this Proxy Statement.

Base Salary. The base salary provides a fixed amount of competitive compensation to attract and retain executive talent by compensating executive officers for their level of responsibly, relative expertise and experience. The Committee reviews the information regarding executives’ base salary levels compared to the base salaries of executives of companies in our peer group.  The Committee also considers the chief executive officer’s assessment of each executive’s individual performance and responsibilities to determine appropriate compensation for each executive.  The Committee has determined that, in order to enable the company to attract and retain the executive talent important to our long-term growth, the compensation strategy should generally aim to position base salaries within +/-10% of the median of the peer group data.

In determining base salaries for executives, as well as in determining incentive compensation opportunities, the Committee evaluates each executive’s individual performance on both an objective and subjective basis. The Committee considers the chief executive officer’s evaluation of an executive’s performance along with the scope of responsibilities and individual seasonings and experience.  Further, the Committee reviews the competitive compensation data and exercises its judgment regarding base salary decisions for each executive.

The company reduced the base salaries of all officers effective April 1, 2020 as part of its business continuity plan. The CEO’s salary was reduced 40% and the other NEOs’ salaries were reduced 25%. The strong performance upon reopening stores in May allowed for reinstatement of all salaries on July 1, 2020.

COMPENSATION DISCUSSION AND ANALYSIS

Management Incentive Plans Cash Award. Our compensation philosophy connects our executives’ potential annual cash earnings to performance. Our Long-Term Incentive Plan for 2020 provides for the payment of cash under two plans (the “MIPs”). The Committee approved the MIP designs and targets in January 2020 as part of the annual compensation setting process. The target cash incentive amount for the combined MIPs as a percent of base salary was 60% for our named executive officers, except for Mr. Smith for whom it was 100%. As in prior years, MIP-I is based upon pre-tax earnings goals and is 80% of the total cash incentive target and MIP-II is based on individual goals and represents 20% of the total cash incentive target.

The earnings-based MIP-I structure was designed so executives could earn above-target payouts when performance significantly exceeded financial goals and below target payouts when goals are not achieved. The MIP-I provided for a 3% change in the incentive earned of the target for every 1% increase or decrease in pre-tax earnings versus the goal starting at a 40% payment of the target when pre‑tax earnings is 80% of the goal, with a maximum of 175% payment of the target when pre-tax earnings is 125% of the goal. The MIP-II design supports individual goals with payout ranging from 0% to 100% of target. See page 23 which details the estimated possible payouts under this non-equity incentive plan award.

The company’s pre-tax earnings quarterly and annual targets for 2020 were:

Q-1	Q-2	Q-3	Q-4	Annual
$6,200,000	$6,700,000	$11,005,000	$13,100,000	$37,005,000

Consistent with our historical approach, MIP-I includes quarterly targets to reflect the pace of our business as well as an annual objective, which is more heavily weighted (at 60% of the plan) than the individual quarters. The MIP-I targets were set in January 2020. The Committee reviewed the payout results of 163% of target based on the company’s 2020 pre-tax earnings performance. The plan structure provides for adjustments to targets to eliminate the effects of the impact of unusual or non-recurring items. The Committee determined that it was appropriate to adjust the company’s results for actions taken by management in response to the COVID-19 pandemic and the impact of losses during the period of the company’s store closures. The Committee used its negative discretion to reduce the MIP-I payout percentage to 157.3% of target.* This overall payout resulted from payouts slightly below target for Q-1, no payout for Q-2, and maximum payouts for our strong financial results in Q-3 and Q-4 as well as the annual component of MIP-I.

The Committee also reviewed the payout results from the MIP-II. The individual goal payouts under the MIP-II for the NEOs were at 100%.

The combination of the approved MIP-I and MIP-II payouts resulted in a total MIP payout of 142% of target for Mr. Smith and 146% of target for the other NEOs.

See the “Summary Compensation Table,” which shows the actual non-equity incentive plan compensation paid to our named executive officers for our 2020 performance.

*Adjusted Pre-Tax Earnings is a non-GAAP financial measure. A reconciliation of the 2020 Adjusted Pre-Tax Earnings approved by the Committee for determining the MIP-I payout to the most directly comparable GAAP financial measure is provided in Appendix A.

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Equity Incentive Compensation. Our executives receive long-term equity incentive compensation intended to link their compensation to the company’s long-term financial success.  All equity awards for our executives are approved by the Committee and the 2020 annual equity award grants were set at its meeting in January 2020. The 2020 grants were comprised of a mix of PRSUs based on EBITDA, PRSUs based on sales, and time-based restricted stock units.  For the NEOs at January 2020 the target equity compensation was approximately 30% of total target compensation.

The chart below highlights the mix of the types of equity awards granted in 2020.

The EBITDA-based PRSU grants use adjusted EBITDA as the performance measure to determine the number of shares that will vest. The 2020 EBITDA target was $55.2 million, exclusive of adjustments to eliminate the unusual or non-recurring items, with a range from a threshold of $44.2 million that would earn 40% of the target shares to a maximum of $69.0 million that would earn 175% of the target shares.

Adjusted EBITDA for 2020 was calculated at $82.2 million, resulting in 175% of the target number of shares being earned.* The shares will cliff vest in February 2023.

The Sales-based PRSU grants use comparable store sales to determine the number of shares that will vest. The sales target for 2020 was a 3.6% increase in comparable store sales, with a range from a threshold of no increase that would earn 40% of the target shares to a maximum of a 4.8% increase that would earn 120% of the target shares. Comparable store sales increased 5.0% in 2020, resulting in 120% of the target number of shares being earned. These shares will cliff vest in February 2023.

Prior to 2019, Mr. Smith received PRSUs based on exceeding sales targets in the grant year as well as increasing sales amounts in each of the three succeeding years. The number of shares achieved is solely dependent on each individual year and earned shares cliff vest in May following the measurement year. The sales target for 2020 for the grant made in 2017 was $889.3 million and no shares were earned for this award.

The time-based restricted stock units vest in three equal annual installments beginning in May 2021.

Dividend and voting rights are not applicable to stock awards until vested.  Additional details regarding grants are provided in the “Grants of Plan Based Awards Table” and “Outstanding Equity Awards Value at Year-End Table.”

*Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of the 2020 Adjusted EBITDA approved by the Committee for determining the EBITDA-based PRSU payout to the most directly comparable GAAP financial measure is provided in Appendix A.

COMPENSATION DISCUSSION AND ANALYSIS

How We Make Compensation Decisions

The Committee has overall responsibility for approving and evaluating the company’s executive officer’s compensation plans, policies and programs. The Committee is also responsible for providing a NCG Committee report reviewing the company’s CD&A. The Committee uses several different tools and resources in reviewing elements of executive compensation and making compensation decisions. These decisions, however, are not purely formulaic and the Committee exercises judgment and discretion in making them.
Compensation Consultants. The Committee retained Meridian Compensation Partners, LLC (“Meridian”) as an independent consultant to provide advice on executive compensation matters. Meridian serves as a resource for market data on pay practices and trends and provides independent advice to the Committee for setting executive compensation. Meridian reports directly and exclusively to the Committee Chair. However, at the Committee’s direction, Meridian works with management to review or prepare materials for the Committee’s consideration. Meridian provided no additional services to Havertys outside of the scope of the agreement with the Committee.
During 2020, the Committee reviewed Meridian’s independence and determined that there were no conflicts of interest as a result of the Committee’s engagement of Meridian. The Committee did not engage any consultant other than Meridian during 2020 to provide compensation consulting services.

Compensation Analysis. In determining appropriate compensation opportunities for our named executive officers, the Committee received input from Meridian. The Committee reviewed and analyzed competitive market data to be used as background for 2020 pay decisions and to obtain a general understanding of current compensation practices. This data was referenced when targeting the positioning for compensation discussed below. Data sources included public company proxy statements, broad-based published compensation surveys and other sources. The Committee compared compensation opportunities for our named executive officers with pay opportunities available to executive officers in comparable positions at similar companies (our “peer group”). The peer group included companies from the retail furniture industry, retailers of big ticket postponable items, and specialty retailers. The peer group is re-evaluated annually to take into account changes in their operations and our own. Changes were made to the prior year peer group to more closely align it with Havertys’ business. Kirkland’s Inc. and Pier 1 Imports, Inc. were removed from the peer group. The peer group companies used in setting 2020 compensation are shown below.

PEER GROUP
American Woodmark Corporation	Ethan Allen Interiors Inc.	La-Z-Boy Incorporated
At Home Group Inc.	Flexsteel Industries, Inc.	Oxford Industries, Inc.
Bassett Furniture Industries Inc.	Hibbett Sports, Inc.	Sleep Number Corporation
Big 5 Sporting Goods Corporation	Hooker Furniture	Vera Bradley, Inc.
Conn’s, Inc.	Kimball International, Inc.
Culp, Inc.	Knoll, Inc.

Role of CEO.  The compensation of every Havertys employee, including each named executive officer, is influenced in large part by the responsibilities of the position and the need to ensure that employees having similar job responsibilities are paid equitably, with consideration for individual performance. During early 2020, Mr. Smith provided recommendations to the NCG Committee with respect to the base salary amounts, performance targets for the annual and long-term incentive programs, and any equity awards for each executive officer (other than himself). These recommendations were based on the data reviewed by the Committee and Mr. Smith’s assessment of the executive’s relative experience, overall performance, and impact on the accomplishment of Havertys' financial goals and strategic objectives during the prior year. While the NCG Committee took Mr. Smith’s recommendations under advisement, it independently evaluated the pay recommendations for each executive and made all final compensation decisions in accordance with its formal responsibilities as defined in its Charter.

COMPENSATION DISCUSSION AND ANALYSIS

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the 2020 Reconvened Annual Meeting of Stockholders held on June 12, 2020, approximately 80% of our eligible common shares were present and 99% of the votes were cast in support of the compensation of the company’s NEOs, as discussed and disclosed in the 2020 Proxy Statement.

The Committee considered the strong stockholder support of the compensation paid to our NEOs evidenced by the results of this advisory vote, and as a result, did not make any specific changes to our executive compensation program for 2021 in response. Future annual advisory votes on executive compensation will serve as an additional tool to guide the committee in evaluating the alignment of the company’s executive compensation program with the interests of the company and its shareholders.

Pension Benefits and Retirement Plans

Supplemental Retirement Plan. We have a non-qualified, non-contributory supplemental executive retirement plan (the “SERP”). The SERP was established in connection with a defined benefit plan for which the benefits were frozen in 2006 and its obligations settled in 2014. The SERP limits the total annual amount that may be paid to a participant in the SERP from all sources (the former pension plan, social security and the SERP) to $125,000. Effective December 31, 2015, no new benefits can be earned under the SERP.

Additional details regarding accumulated benefits under the SERP plan is provided in the “Pension Benefits and Retirement Plans Table.”

Tax Deductibility of Compensation

Together with the NCG Committee, we carefully review and take into account current tax, accounting and securities regulations as they relate to the design of our compensation program and related decisions. Effective January 1, 2018, the exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, such that compensation paid to our named executive officers in excess of $1.0 million generally will not be deductible. We will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible in appropriate circumstances.

Stock Ownership Guidelines

In order to preserve the link between the interests of our executive officers and those of our stockholders, executive officers are expected to establish and maintain a significant level of direct stock ownership. Each executive officer is expected to have minimum qualified holdings based on the lesser of the fair market value of a multiple of his or her base salary or the number of shares as indicated below. We count unvested time-based and earned performance-based restricted stock units, reduced by 33% representing shares withheld for taxes, towards satisfying the guidelines. All of our executive officers, including our NEOs currently meet the ownership guidelines except for one executive officer promoted to senior vice president in 2021. New officers have three years from the date they become subject to the guidelines to meet the required ownership level.

Position	Guidelines
Chief Executive Officer	3.0x salary or 85,000 shares
Executive Vice President	2.0x salary or 40,000 shares
Senior Vice President	1.0x salary or 25,000 shares

COMPENSATION COMMITTEE REPORT

The NCG Committee oversees Havertys’ compensation program on behalf of the board and operates under a written charter adopted by the board.

The NCG Committee, the members of which are listed below, is responsible for establishing and administering the executive compensation programs of Havertys. The NCG Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on such review and discussions, the NCG Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

The Nominating, Compensation and Governance Committee

Mylle H. Mangum, Chair
Allison Dukes
John T. Glover
Derek G. Schiller
Al Trujillo

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables and footnotes describe the compensation earned for the last three years by our named executive officers.
Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation (1)	Stock Awards (2)	Change in Pension Value (3)	All Other Compensation (4)	Total
Clarence H. Smith	2020	$601,938	$954,737	$816,800	$17,567	$45,966	$2,437,008
CEO(a)	2019	660,000	311,568	590,730	26,964	50,738	1,640,000
	2018	660,000	474,434	592,110	—	49,009	1,775,553

Steven G. Burdette	2020	365,165	341,247	278,733	56,387	29,634	1,071,166
President(a)	2019	380,000	118,711	270,921	63,542	31,385	864,559
	2018	380,000	180,355	259,335	—	27,409	847,099

Richard B. Hare	2020	365,165	341,247	278,733	—	24,228	1,009,373
EVP and CFO	2019	380,000	119,081	270,921	—	24,449	794,451
	2018	380,000	193,162	259,335	—	118,788	951,285

J. Edward Clary	2020	351,088	328,122	229,725	84,039	21,955	1,014,929
EVP and CIO	2019	365,000	121,680	234,255	90,142	33,737	844,814
	2018	365,000	187,839	234,090	—	31,124	818,053

John L. Gill(5)	2020	351,088	328,122	229,725	28,502	21,692	959,129
EVP, Merchandising	2019	331,666	84,037	173,145	30,065	21,278	640,191
(a)	Mr. Smith served as President and CEO and Mr. Burdette served as EVP, Operations during 2020. Mr. Burdette was promoted to President on March 1, 2021.

Mr. Smith’s salary was reduced 40% and the salaries of the other NEOs were reduced 25% on April 1, 2020 as part of the company’s business continuity plan. The salaries were reinstated on July 1, 2020 based on the company’s performance upon reopening of stores in May 2020.

Summary Compensation Table Footnotes

(1)
Non-Equity Incentive Plan Compensation: Amounts for the cash earned under the annual incentive plans. For a description of the plans see “Compensation Discussion and Analysis.” The aggregate awards earned for 2020 were between 142% and 146% of each NEO’s combined MIP target levels. The table below includes the amount of the total award to each named executive officer and the portion of the award attributable to each component.

	Corporate Performance ($)	Individual Performance ($)	Total Annual Incentive Award ($)
Smith	$843,074	$111,662	$954,737
Burdette	294,447	46,800	341,247
Hare	294,447	46,800	341,247
Clary	283,122	45,000	328,122
Gill	283,122	45,000	328,122

EXECUTIVE COMPENSATION

(2)
Stock Awards: These amounts are the full value of the grants on January 23, 2020, the date the grants were made, as determined in accordance with ASC Topic 718. The full grant date value is calculated using the number of awards multiplied by $20.42, the closing price of our stock on the date of grant. Awards containing a performance-based vesting condition are included based on achieving target performance. The amounts reported for these awards may not represent the amounts the individuals will actually realize, as the number of shares earned, if any, will depend on actual performance versus goals and the change in our stock price over time.

The table below sets forth the details of the components that make up the 2020 equity awards. The value of the performance shares shown as earned was calculated using the number of shares earned under the EBITDA grant multiplied by the share price on the date of grant. The EBITDA and Sales performance grants were earned at the maximum thresholds.

	Components of Annual Stock Awards				Additional Information
	Value of Time-based shares ($)	Value of Performance Shares - Target ($)		Total	Value of Performance Shares – at Maximum and Earned($)
		EBITDA	Sales		EBITDA	Sales

Smith	$163,360	$522,752	$130,688	$816,800	$914,816	$156,826
Burdette	83,620	156,090	39,023	278,733	273,158	46,827
Hare	83,620	156,090	39,023	278,733	273,158	46,827
Clary	68,918	128,646	32,162	229,725	225,131	38,594
Gill	68,918	128,646	32,162	229,725	225,131	38,594

(3)
Change in Pension Value: Represents the aggregate change in the actuarial present value of accumulated benefits under the SERP for the applicable year. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in Note 10 Benefit Plans to our 2020 consolidated financial statements, which are included in our Form 10-K for the year ended December 31, 2020.

(4)	All Other Compensation: These amounts are comprised of items as noted in the following table:

	401(k) Plan Match(a)	Deferred Compensation Plan Contribution(b)	Other(c)	Total

Smith	$11,400	$18,918	$15,648	$45,966
Burdette	11,400	5,991	12,243	29,634
Hare	11,400	—	12,828	24,228
Clary	760	5,658	15,537	21,955
Gill	11,400	—	10,292	21,692
(a)	The maximum 401(k) match for calendar year 2020 was $11,400.
(b)	Company contributions to the Deferred Compensation Plan are based on participants’ compensation and contributions.
(c)	Includes: premium costs for covering a portion of medical insurance coverage, additional life insurance, long-term disability coverage and health examinations.

(5)	Mr. Gill became an NEO in 2019.

EXECUTIVE COMPENSATION

Grants of Plan Based Awards Table
The following table and footnotes set forth certain information with respect to the estimated payouts which were possible under our non-equity incentive plan and the restricted stock awards granted during the year ended December 31, 2020 to our NEOs.
Name	Award Type(1)	Grant and NCG Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	Exercise or Base Price of Awards $/Share(5)	Grant Date Fair Value of Stock Award $(6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Smith	ACMIP-I	1/23/2020	$15,008	$536,000	$938,000	—	—	—	—	—	—
	ACMIP-II	1/23/2020	—	134,000	134,000	—	—	—	—	—	—
	PRSU	1/23/2020	—	—	—	10,240	25,600	44,800	—	$20.42	$522,752
	PRSU.1	1/23/2020	—	—	—	2,560	6,400	7,680	—	20.42	130,688
	RSU	1/23/2020	—	—	—	—	—	—	8,000	20.42	163,360
Burdette	ACMIP-I	1/23/2020	5,242	187,200	327,600	—	—	—	—	—	—
	ACMIP-II	1/23/2020	—	46,800	46,800	—	—	—	—	—	—
	PRSU	1/23/2020	—	—	—	3,058	7,644	13,377	—	20.42	156,090
	PRSU.1	1/23/2020	—	—	—	764	1,911	2,293	—	20.42	39,023
	RSU	1/23/2020	—	—	—	—	—	—	4,095	20.42	83,620
Hare	ACMIP-I	1/23/2020	5,242	187,200	327,600	—	—	—	—	—	—
	ACMIP-II	1/23/2020	—	46,800	46,800	—	—	—	—	—	—
	PRSU	1/23/2020	—	—	—	3,058	7,644	13,377	—	20.42	156,090
	PRSU.1	1/23/2020	—	—	—	764	1,911	2,293	—	20.42	39,023
	RSU	1/23/2020	—	—	—	—	—	—	4,095	20.42	83,620
Clary	ACMIP-I	1/23/2020	5,040	180,000	315,000	—	—	—	—	—	—
	ACMIP-II	1/23/2020	—	45,000	45,000	—	—	—	—	—	—
	PRSU	1/23/2020	—	—	—	2,520	6,300	11,025	—	20.42	128,646
	PRSU.1	1/23/2020	—	—	—	630	1,575	1,890	—	20.42	32,162
	RSU	1/23/2020	—	—	—	—	—	—	3,375	20.42	68,918
Gill	ACMIP-I	1/23/2020	5,040	180,000	315,000	—	—	—	—	—	—
	ACMIP-II	1/23/2020	—	45,000	45,000	—	—	—	—	—	—
	PRSU	1/23/2020	—	—	—	2,520	6,300	11,025	—	20.42	128,646
	PRSU.1	1/23/2020	—	—	—	630	1,575	1,890	—	20.42	32,162
	RSU	1/23/2020	—	—	—	—	—	—	3,375	20.42	68,918

(1)	Award Type:
ACMIP-I = Annual Cash Management Incentive Plan Compensation based on company performance
ACMIP-II = Annual Cash Management Incentive Plan Compensation based on individual performance
PRSU = Performance Restricted Stock Units contingent - EBITDA
PRSU.1 = Performance Restricted Stock Units contingent - Sales
RSU = Restricted Stock Unit

(2)
The 2020 Non-Equity Incentive Plans as discussed above provided for a target payout for 100% attainment of the goals and decreased to the payout threshold and increased to the maximum payout noted above.

(3)	The PRSU grant is based on 2020 adjusted EBITDA as discussed above. The number of shares actually achieved were 175% of the target and are shown as outstanding awards on page 24.
(4)	The PRSU.1 grant is based on a sales target for 2020. The number of shares actually achieved were 120% of the target and are shown as outstanding awards on page 24.
(5)	The base price for the PRSUs and RSUs is the closing price of our stock on the date of grant.
(6)	The fair value for the PRSUs and RSUs was determined using the target number of shares granted multiplied by the closing stock price on the grant date, in accordance with ASC Topic 718.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised and unvested awards previously granted to the NEOs at December 31, 2020. The market value of shares of stock that have not vested is based on the closing market price of $27.67 at December 31, 2020.

		Stock Awards
Name	Date Awarded	Number of Shares of Stock That Have Not Vested(#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested($)
Smith	1/30/17(3)	—	—	—	—
	1/30/18(4)	14,352	$ 397,120
	1/30/18(1)	1,290	35,694
	1/30/19(5)	8,477	234,559
	1/30/19(1)	2,175	60,182
	1/23/20(6)	44,800	1,239,616
	1/23/20(7)	7,680	212,506
	1/23/20(2)	8,000	221,360
Burdette	1/30/17(1)	1,312	36,303
	1/30/18(4)	4,889	135,279
	1/30/18(1)	1,695	46,901
	1/31/19(5)	3,024	83,674
	1/31/19(1)	2,992	82,789
	1/23/20(6)	13,377	370,142
	1/23/20(7)	2,293	63,447
	1/23/20(2)	4,095	113,309
Hare	5/04/17(1)	1,099	30,409
	1/30/18(4)	4,889	135,279
	1/30/18(1)	1,695	46,901
	1/31/19(5)	3,024	83,674
	1/31/19(1)	2,992	82,789
	1/23/20(6)	13,377	370,142
	1/23/20(7)	2,293	63,447
	1/23/20(2)	4,095	113,309
Clary	1/30/17(1)	1,250	34,588
	1/30/18(4)	4,413	122,108
	1/30/18(1)	1,530	42,335
	1/31/19(5)	2,615	72,357
	1/31/19(1)	2,587	71,582
	1/23/20(6)	11,025	305,062
	1/23/20(7)	1,890	52,296
	1/23/20(2)	3,375	93,386
Gill	1/30/17(1)	500	13,835
	1/30/17(4)	1,854	51,300
	1/30/18(1)	1,000	27,670
	1/31/19(5)	1,656	45,822
	1/31/19(1)	2,550	70,559
	1/23/20(6)	11,025	305,062
	1/23/20(7)	1,890	52,296
	1/23/20(2)	3,375	93,386

EXECUTIVE COMPENSATION

Award Information		Vesting Rate	Vesting Dates	Conditions
(1)	Restricted Stock Units	25% per year	May 8 each year beginning year following grant date	Continued employment through vesting date.
(2)	Restricted Stock Units	one-third per year	May 8 each year beginning year following grant date	Continued employment through vesting date.
(3)	Performance Restricted Stock Units	25% per year	May 8 each year beginning year following grant date	Contingent upon achieving certain level of annual net sales in each of four years. No shares were earned.
(4)	Performance Restricted Stock Units	100%	February 28, 2021	Based on 2018 EBITDA, shares achieved at 88.3% of target.
(5)	Performance Restricted Stock Units	100%	February 28, 2022	Based on 2019 EBITDA, shares achieved at 46.4% of target.
(6)	Performance Restricted Stock Units	100%	February 28, 2023	Based on 2020 EBITDA, shares achieved at 175% of target.
(7)	Performance Restricted Stock Units	100%	February 28, 2023	Based on 2020 comparable store sales, shares achieved at 120% of target.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the exercise of SSARs and the vesting of restricted stock awards of the NEOs for the year ended December 31, 2020.

	Option and SSARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Clarence Smith			15,754	$260,119
Steve Burdette	—	—	9,390	142,011
Richard Hare	—	—	7,050	108,130
Ed Clary			8,823	133,660
John Gill	—	—	4,238	62,870

(1)
The number of shares acquired on exercise or vesting is the gross number, including shares surrendered to us for the payment of the exercise and/or withholding taxes. The following table outlines the net number of shares received by the NEOs.

(2)
The value realized reflects the taxable value to the named executive officer as of the date of the vesting of restricted stock units. The actual value ultimately realized by the NEO may be more or less than the value realized calculated in the above table depending on whether and when the NEO held or sold the stock associated with the vesting occurrence.

Name	Net Shares Received (#)
Smith	8,685
Burdette	5,360
Hare	3,887
Clary	5,038
Gill	2,400

EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation Plans

Top Hat Mutual Fund Option Plan. The Top Hat Mutual Fund Option Plan (the “Top Hat Plan”) was designed to accumulate retirement funds for selected employees, including the executive officers. The Top Hat Plan allowed participants to defer up to 100% of their cash incentive compensation in exchange for an option to buy selected mutual funds at a discount equal to the bonus they would have otherwise received. Deferrals under the Top Hat Plan were suspended in 2005. Participants may withdraw any or all amounts at any time but not later than fifteen years from leaving our employment. The following table includes certain information for those NEOs in the Top Hat Plan.

Name	Aggregate Earnings (Loss) in 2020 ($)	Aggregate Withdrawals/Distributions in 2020 ($)	Aggregate Balance at Last FYE ($)
Clarence Smith	$122,325	$525,298	$721,320
Ed Clary	29,812	—	483,085

Deferred Compensation Plan. In January 2011, Havertys instituted a Deferred Compensation Plan for certain employees, including the NEOs. Under this plan participants may voluntarily defer receipt of up to 50% of their salary and 100% of their cash bonuses or non-equity plan compensation and allocate the deferred amounts among a group of investment options that mirrors the fund choices available in Havertys’ 401(k) Plan. Havertys may also make a percentage contribution of excess compensation to each participant. “Excess compensation” refers to compensation above which a participant cannot receive an employer matching contribution under the existing 401(k) limits. The percentage company contribution was 3% for 2020. In general, deferred amounts are distributed to the participant upon termination or at a specified date as elected by the participant or as required by the plan. The following table includes information for those NEOs participating in the Deferred Compensation Plan.
Name	Executive Contributions in 2020 ($)(1)	Company Contributions for 2020 ($)(2)	Aggregate Earnings (Loss) in 2020 ($)(3)	Aggregate Withdrawals/ Distributions in 2020 ($)	Aggregate Balance at Last FYE ($)(4)
Clarence Smith	$67,813	$18,918	$421,908	$—	$3,531,990
Steve Burdette	82,642	5,991	11,818	47,448	187,232
Richard Hare	—	—	26,415	—	226,978
Ed Clary	116,982	5,658	78,756	—	519,363

(1)	Amounts included in this column have been included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table on page 21.
(2)	Amounts included in this column have been reported in the "All Other Compensation" column of the Summary Compensation Table on page 21.
(3)
Amounts included in this column do not constitute above-market or preferential earnings and accordingly such amounts are not reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 21.

(4)
All amounts included in this column have been reported in the current or prior years as either salary, non-equity incentive compensation or all other compensation in the summary compensation tables or as earnings or withdrawals in the deferred compensation tables.

EXECUTIVE COMPENSATION

Pension Benefits and Retirement Plans
Retirement benefits are provided through Havertys 401(k) Plan and the SERP, which are described in the CD&A. The change in pension value can be impacted by changes in assumptions used to estimate present values. Please refer to Note 10 to our financial statements in our annual report for the year ended December 31, 2020 for information on the assumptions related to our retirement plan.

The Pension Plan was terminated in May 2014 and distributions of the participants’ plan balance were made in December 2014. Distribution options included the purchase of an individual annuity, rollover to another qualified retirement account or cash out of the accumulated balance.

The following table provides certain information on the retirement benefits available under the SERP Plan for each eligible NEO at December 31, 2020 (Mr. Hare joined Havertys in 2017 and therefore has no benefits under the SERP).
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments during last fiscal year ($)
Clarence Smith	SERP	40	$498,910	—
Steve Burdette	SERP	32	368,806	—
Ed Clary	SERP	25	568,087	—
John Gill	SERP	15	167,802	—

The SERP plan permits participants with 15 or more years of service to retire as early as age 55 with a reduction in the amount of their monthly benefits ranging from 50% at age 55 to 93.3% at age 64.  As of December 31, 2020, Clarence Smith was eligible for retirement with no reduction in benefits. Messrs. Burdette, Clary and Gill are eligible for reduced benefits ranging from approximately 56.7% to 66.7%.

2020 Potential Payments upon Termination or Change in Control

The table on page 29 summarizes the estimated payments to be made under our agreements or plans which provide for payments to an NEO following or in connection with any termination of employment, including by resignation, retirement, death, disability, constructive termination, or termination following a change in control. Such amounts are estimates to be paid under hypothetical circumstances and under the terms of the plans as they now exist. As required by the SEC, we have assumed that employment terminated on December 31, 2020 and that the price per share of our common stock is the closing market price as of that date, which was $27.67. Actual payments in such circumstances may differ for a variety of reasons. The amounts reported below do not include amounts to be provided to an NEO under any arrangement which does not discriminate in scope, terms or operation in favor of our executive officers, and which is available generally to all salaried employees. Also, this table does not include amounts reported in the deferred compensation tables or the pension benefits table, except for those receiving retirement benefits.

Salary. None of our NEOs has an employment agreement which guarantees them employment for any period of time. Therefore, we would only make post-termination payments of salary or severance to an NEO under our change in control agreement.

EXECUTIVE COMPENSATION
Change in control agreements. Our executive officers and other team members have built Havertys into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. The board has therefore approved change in control agreements for our NEOs (the “Agreements”). The term of each Agreement automatically renews each January 1 unless notice is otherwise provided by Havertys.
The Agreements provide benefits under a qualifying termination of employment within 24 months following a change in control. The benefits the individuals would be entitled to receive include:
•
Severance payments – calculated as equal to two times the sum of: (1) the higher of the individual’s annual base salary or the average annual base salary for the three years immediately prior to the event upon which the notice of termination is based and (2) the higher of the amount paid as annual non-equity incentive compensation or the average amount paid in the three years preceding that in which the date of termination occurs.

•
Final year bonus – a pro-rata amount for the annual incentive plan performance period in which the date of termination occurs, the calculation and payment of which depend on when the date of termination occurs.

•	Reimbursement for medical and life insurance premiums – payments for a period of 24 months after the date of termination.
•
Acceleration of vesting on then-outstanding stock options and restricted stock awards; then-outstanding performance shares would be governed by the plan under which they were awarded. See “Accelerated Vesting of Long-Term Incentives” below for additional details on the outstanding awards.

We do not have employment agreements with any of our executive officers and there are no other written agreements related to termination other than the change in control agreements.
Accelerated Vesting of Long-Term Incentives. We have provided long-term incentives to our NEOs through performance and time-vested restricted stock units. Terms of accelerated vesting for long-term incentives upon various termination scenarios are described below. Long‑term incentive awards made in certain years to retirement-eligible individuals may continue to vest after retirement.
Time Vested Restricted Stock Units (RSUs). Time based RSUs generally vest annually pro rata over three or four years, provided the executive has remained an active team member from the grant date through the vesting date. Unvested RSU grants vest in full upon an NEO’s termination of employment by reason of death or disability. Upon termination of employment except for death or disability the RSUs are forfeited. We calculated the value of RSUs using our closing stock price on December 31, 2020 of $27.67.
Performance RSUs based on EBITDA  and Sales (PRSUs). Upon termination of employment by reason of death or disability, unvested PRSUs will vest based on actual performance through the date of death or disability. At December 31, 2020, the number of units earned for all PRSUs were known and we calculated their value using our closing stock price on December 31, 2020 of $27.67.
Performance RSUs based on sales over four years (PRSUs-4S) are legacy awards made to Mr. Smith. Upon termination of employment by reason of death or disability, unvested PRSUs-4S will vest. The number of units earned for all PRSUs-4S, at December 31, 2020, were known and we calculated their value using our closing stock price on that date of $27.67.
In the event of a change in control the restriction on the RSUs lapse and the PRSUs and PRSUs-4S convert to time-based restricted stock awards. If the change in control occurs prior to the end of the performance period, 100% of the target award converts, and if after the performance period the shares earned will convert. The vesting of the RSUs and the converted time-based restricted stock awards is accelerated at the change in control. The NCG Committee has the right to cancel the RSUs and converted time-based awards in exchange for consideration equal to the value of the shares immediately prior to the change in control.

EXECUTIVE COMPENSATION

Awards of long-term incentives under the proposed 2021 Long-Term Incentive Plan are treated differently than those under the current plan. Awards under the proposed plan do not have single-trigger change-in-control vesting.

Retirement Plans. Benefits under the Supplemental Executive Retirement Plan (SERP) were frozen in December 2015. Mr. Hare joined Havertys in 2017 and therefore has no benefits under the SERP. The benefits under the SERP are not enhanced upon any termination.

2020 Potential Payments Upon Termination or Change in Control

Name	Voluntary		Involuntary Not for Cause	For Cause	Change in Control No Termination	Involuntary for Good Reason/Not for Cause (CIC)	Death		Disability
Clarence Smith
Severance	—		—	—	—	$3,229,474	—		—
Healthcare and Other	—		—	—	—	38,040	—		—
Long-Term Incentive	—	(2)	—	—	$2,401,037	2,401,037	$2,401,037	(3)	$2,401,037	(3)
Retirement Plans(1)	—		—	—	—	—	—		—
Steve Burdette
Severance	—		—	—	—	1,442,494	—		—
Healthcare and Other	—		—	—	—	19,800	—		—
Long-Term Incentive	—		—	—	931,843	931,843	931,843	(3)	931,843	(3)
Retirement Plans(1)	—		—	—	—	—	—		—
Richard Hare
Severance	—		—	—	—	1,442,494	—		—
Healthcare and Other	—		—	—	—	57,228	—		—
Long-Term Incentive	—		—	—	925,949	925,949	925,949	(3)	925,949	(3)
Retirement Plans(1)	—		—	—	—	—	—		—
Ed Clary
Severance	—		—	—	—	1,386,244	—		—
Healthcare and Other	—		—	—	—	38,040	—		—
Long-Term Incentive	—		—	—	793,714	793,714	793,714	(3)	793,714	(3)
Retirement Plans(1)	—		—	—	—	—	—		—
John Gill
Severance	—		—	—	—	1,386,244	—		—
Healthcare and Other	—		—	—	—	57,768	—		—
Long-Term Incentive	—		—	—	659,930	659,930	659,930	(3)	659,930	(3)
Retirement Plans(1)	—		—	—	—	—	—		—

(1)	We disclose the amounts related to the SERP plan and the plans in which each NEO participates in the Pension Benefits, the Top Hat Mutual Fund Option Plan and the Deferred Compensation Plan tables.
(2)
Mr. Smith was at full retirement age at December 31, 2020. If he had retired on such date, his outstanding awards would not have automatically vested. Therefore, we report zero value in the table above. However, some of his awards would continue to vest following his retirement through the end of the respective vesting periods. The values of such awards at December 31, 2020 were $2,083,800.

(3)
Time-based RSUs vest in full upon an NEO’s termination of employment by reason of death or disability. Similarly, performance vested RSUs generally vest upon an NEO’s termination of employment by reason of death or disability based on actual performance through the date of death or disability, which for purposes of this table is assumed to be December 31, 2020.

All amounts shown in the above table would be paid in lump-sum payments by us in accordance with the applicable grant agreements.

EXECUTIVE COMPENSATION

CEO Pay Ratio Information

As a result of the recently adopted rules under the Dodd-Frank Act, the SEC requires the disclosure of the CEO to median employee pay ratio. We identified the median team member by examining the 2020 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2020. We included all individuals, whether employed on a full-time, part-time, or seasonal basis. We annualized the cash compensation for all permanent team members who were not employed for the entire period, such as a new hire or for those furloughed during our closure due to COVID-19. We did not make full-time adjustments for part-time team members, or annualizing adjustments for temporary or seasonal workers. We believe the use of total cash compensation for all team members is a consistently applied compensation measure because we do not widely distribute annual equity awards to team members.

After identifying the median team member based on total cash compensation, we calculated annual total compensation for such team member using the same methodology we use for our named executive officers as set forth in the 2020 Summary Compensation Table in this proxy statement. In 2020, our CEO, Mr. Smith, had a total annual compensation of $2,437,008. Our median employee’s annual total compensation for 2020 was $47,950. As a result, we estimate that Mr. Smith’s 2020 annual total compensation was approximately 51 times that of our median team member, or 51:1.

Given the different methodologies that various public companies are allowed to use to determine their pay ratio, the ratio we report may not be comparable to those reported by other companies.

Proposal 2: Advisory Vote on Executive Compensation

This proposal would approve the compensation of Executive Officers as discussed in our Compensation Discussion and Analysis starting on page 12. We have designed our executive compensation to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. We believe that our executive compensation program is designed to reward results relevant to our short-term and long-term success based on both corporate and individual performance.

We are asking our stockholders to vote on the following advisory resolution for our NEO compensation as described in the Proxy Statement.

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This proposal, commonly known as a "say-on-pay" proposal, gives you, as a stockholder, the opportunity to express your views on our executive compensation policies for our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the framework, policies, and procedures described in the Proxy Statement.

Because this is an advisory vote, it will not be binding upon the company. However, the NCG Committee will take into account the outcome of the vote in connection with its regular evaluations of our executive compensation program and in establishing our NEOs’ compensation. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act. We held a similar vote in 2011, 2014, 2017, and 2020 and expect to hold a similar vote at the 2022 Annual Meeting.

Our Board of Directors recommends that stockholders vote "FOR" this Proposal.

Proposal 3: Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation

In addition to the advisory vote on executive compensation, we are also seeking a determination from our stockholders as to their preference for having a “say-on-pay” vote every one, two, or three years. This non-binding “frequency” vote is required at least once every six years pursuant to Section 14A of the Securities Exchange Act.

Our compensation program objectives include establishing and supporting a performance-driven culture and motivating executives to deliver strong business results. Accordingly, we believe that a vote of every  year would provide our stockholders with time to evaluate the effectiveness of our executive compensation philosophy as it relates to our performance.

As a result, after careful consideration, our board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Havertys and therefore our board recommends that you vote for a one-year interval for the advisory vote on executive compensation. We are asking our stockholders to vote on the following advisory resolution:

“RESOLVED, that the frequency of every one year for stockholders to approve the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, is hereby APPROVED.”

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, the option that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory, it will not be binding on the company. However, the NCG Committee will take into account the outcome of the vote and in establishing the frequency of the stockholder vote on our executives’ compensation.

Our Board of Directors recommends that you vote for the option of “1 Year” for future advisory votes on Executive Compensation.

Proposal 4: Approval of the 2021 Long-Term Incentive Plan

In an industry that is subject to lengthy business cycles, Havertys believes that broad based incentive compensation is a necessary and powerful employee incentive and retention tool that helps encourage a long-term view for its employees and benefits all of our stockholders.  We believe that alignment of the interests of our stockholders and our employees, officers and directors is best advanced through the awarding of cash and equity incentives as a portion of their total compensation.  In this way, we reinforce the link between our stockholders and our employees’, officers’, and directors’, focus on personal responsibility, creativity and stockholders returns.  Equity incentives such as restricted stock units and performance-based incentives also play an important role in our recruitment and retention strategies, as the compensation for creative and technical talent and leaders in our industry can be intense.

On February 23, 2021, our Board adopted, subject to stockholder approval at the Annual Meeting, the Haverty Furniture Companies, Inc. 2021 Long-Term Incentive Plan (the “2021 Plan”) to replace the Haverty Furniture Companies, Inc. 2014 Long-Term Incentive Plan, as amended (the “2014 Plan”).  As of March 1, 2021, there were approximately 737,000 shares of our common stock subject to outstanding awards under the 2014 Plan and approximately 43,000 shares of our common stock reserved and available for future awards under the 2014 Plan. Without our stockholders’ approval of the 2021 Plan, the company will not have adequate ability to continue to grant the variety of types of equity awards needed to remain competitive in the marketplace.  Our Board believes the 2021 Plan contains a number of features that are consistent with stockholder protection and sound corporate governance practices and is in the best interests of our company and our stockholders, as discussed in greater detail below.  Accordingly, our Board unanimously recommends that our stockholders approve the 2021 Plan.

Important Information About the 2021 Plan

Shares Available Under the 2021 Plan

If the 2021 Plan is approved by our stockholders, the aggregate number of shares of common stock issuable under the 2021 Plan will be 1,500,000 shares of common stock. No awards have been made under the 2021 Plan contingent upon stockholder approval.

Key Data Used to Determine the Number of Shares Needed

Outstanding Equity Awards and Shares Available.  The following table includes information regarding outstanding equity awards and shares available for future awards under the 2014 Plan as of March 1, 2021:

2014 Plan
Total shares underlying time-based outstanding unvested full value awards	353,649
Total shares underlying performance-based outstanding unvested full value awards (at maximum)	382,967
Total shares currently available for grant	42,698

Common Stock and Class A Common Stock outstanding as of March 1, 2021	18,246,090

Significant Historical Award Information. Common measures of a stock plan’s cost include burn rate, overhang and dilution. The burn rate refers to annual share usage, which measures how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, we have maintained an average burn rate of 1.27% of shares of our common stock outstanding per year. Dilution measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation awarded under our various equity plans and also includes shares that may be awarded under our various equity plans in the future, which is commonly referred to as “overhang.”

Key Equity Metrics	2020 (%)	2019 (%)	2018 (%)

Burn Rate (1)	1.41%	1.24%	1.15%
Overhang (2)	4.59%	5.28%	5.60%
Dilution (3)	2.91%	2.35%	2.23%

(1)
Burn rate is calculated by dividing the number of shares subject to equity awards granted during the applicable fiscal period by the total weighted- average number of shares of common stock and Class A common stock outstanding during the applicable fiscal period.

(2)
Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares of common stock and Class A common stock outstanding at the end of the year.

(3)
Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares of common stock and Class A common stock outstanding at the end of the fiscal year.

Future Share Needs.  If the 2021 Plan is approved by our stockholders, the total number of shares available for grant will be 1,500,000. We expect this amount to last for approximately 6 years of awards. This estimate is based on an estimated annual burn rate of 1.45%, as described above. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, changes in the structure of our equity program and forfeitures of outstanding awards. The total overhang and dilution resulting from the share request, including awards outstanding under the 2014 Plan represents approximately 12.26% and 4.04%, respectively, of the shares of our common stock and Class A common stock outstanding as of March 1, 2021.

Sound Corporate Governance Practices

The 2021 Plan includes a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers, consultants and non-employee directors with the interests of stockholders and the company. These features include, but are not limited to, the following:

•	No evergreen provision. The 2021 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2021 Plan can be automatically replenished.

•
No repricing of stock options or stock appreciation rights.  Without the prior approval of the company’s stockholders, outstanding stock options and stock appreciation rights cannot be repriced, directly or indirectly, nor may stock options or stock appreciation rights be cancelled in exchange for stock options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original award. In addition, the company may not, without the prior approval of stockholders, repurchase an option or stock appreciation right for value from a participant if the current market value of the underlying stock is lower than the exercise price or base price per share of the option or stock appreciation right, respectively.

•
No discounted stock options or stock appreciation rights. Stock options and stock appreciation rights may not be granted with exercise prices or base prices lower than the fair market value of the underlying shares on the grant date.

•
No liberal share recycling provisions. Shares retained by or delivered to the company to pay the exercise price of a stock option or to satisfy tax withholding obligations in connection with the exercise, vesting or settlement of an award will count against the number of shares remaining available under the 2021 Plan.

•	No liberal change-in-control definition. The change-in-control definition contained in the 2021 Plan is not a “liberal” definition that would be activated on stockholder approval of a transaction.

•
No single-trigger change of control vesting.  If awards granted under the 2021 Plan are assumed by the successor entity in connection with a change of control of the company, such awards will not automatically vest and pay out upon the change of control.

•	Minimum vesting requirements. No more than five percent (5%) of the shares available for issuance under the 2021 Plan may be granted pursuant to awards with a vesting period of less than one (1) year.

•
No dividends on unearned awards or appreciation awards. The 2021 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.  In addition, no dividends will accrue on options or stock appreciation rights.

GENERAL INFORMATION

The following is a summary of the other material features of the 2021 Plan. This summary is subject to and qualified by reference to the actual text of the 2021 Plan, a complete copy of which is attached as Appendix B to this proxy statement.

Shares Available for Issuance

The shares issuable pursuant to awards granted under the 2021 Plan will be shares of common stock. The maximum number of shares that may be issued pursuant to awards granted under the 2021 Plan is 1,500,000.  The maximum number of shares that can be issued upon the exercise of incentive stock options is limited to 1,500,000.

If an award, or portion of an award, expires or terminates without all of the shares covered by that award having been issued, or if an award is settled in cash, the number of shares underlying the expired, terminated or cash settled award will not reduce the number of shares available under the 2021 Plan. If any shares issued pursuant to an award are forfeited and returned back to or reacquired by the company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares that are forfeited or reacquired will again become available for issuance under the 2021 Plan. Any shares tendered or withheld (i) to pay the exercise price of an option granted under the 2021 Plan or (ii) to satisfy tax withholding obligations associated with an award granted under the 2021 Plan will not become available again for issuance under the 2021 Plan.

Adjustments

If Havertys has a change in its capital structure resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the shares, the number of shares covered by each outstanding award, the number of shares available for awards, the number of shares that may be subject to awards to any one participant, and the price per share covered by each such outstanding award shall be proportionately adjusted.  If there are other increases or decreases in the number of issued shares, as determined in the sole discretion of the Board, the Committee will make equitable adjustments to prevent the dilution or enlargement of the rights of award recipients.

Administration and Eligibility

The 2021 Plan will be administered by the Nominating and Governance Committee (referred to herein as the “Committee”), except that the Board will administer the 2021 Plan with respect to the company’s non‑employee directors, if necessary. The Board also may at any time take on the powers, authority and duties of the Committee. The Committee generally may delegate its power, authority and duties under the 2021 Plan, except the power and authority to grant awards to persons required to file reports with respect to the company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or as prohibited by law.

The Committee determines who among those eligible to participate in the 2021 Plan will be granted awards, determines the amounts and types of awards to be granted, determines the terms and conditions of all awards, and construes and interprets the terms of the 2021 Plan. Determinations of the Committee are final, binding, and conclusive.

Individuals eligible to receive awards under the 2021 Plan include employees of Havertys or a subsidiary or affiliate of Havertys and directors of Havertys. As of March 1, 2021, there were eight directors and approximately 2,700 employees who are eligible to receive awards under the 2021 Plan.

Type of Awards

Stock Options
Stock options may be either nonqualified stock options or incentive stock options. The exercise price of any stock option must be equal to or greater than the fair market value of a share on the date the option is granted. The term of a stock option cannot exceed ten years. A stock option’s terms and conditions, including the number of shares to which the option pertains, exercise price, vesting and expiration of the option, are determined by the Committee and set forth in an award document.

Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. The exercise price may be paid (a) in cash or its equivalent, (b) by tendering previously acquired shares having an aggregate value at the time of exercise equal to the total exercise price, or (c) by such other method of exercise as may be permitted from time to time by the Committee.

Stock Appreciation Rights (“SARs”)
Freestanding and tandem SARs, or any combination of these forms of SARs, may be granted to participants. A freestanding SAR means a SAR that is granted independently of any stock options. A tandem SAR means a SAR that is granted in connection with a related option. Each SAR grant will be set forth in an award document that will specify the grant price, the term of the SAR and such other provisions as the Committee determines. The term of a SAR cannot exceed ten years.  The grant price of a freestanding SAR will be at least equal to the fair market value of a share on the date of grant. The grant price of a tandem SAR will equal the exercise price of the related stock option.

Upon exercise of a SAR, a participant will be entitled to receive payment in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the grant price, by the number of shares with respect to which the SAR is exercised. The payment upon SAR exercise may be in cash, in shares of equivalent value, or in some combination of cash and shares, as stated in the award document.

Restricted Stock and Restricted Stock Units (“RSUs”)
Restricted stock or RSUs may be granted to participants in such amounts, upon such terms and at such times as determined by the Committee. Each RSU will have an initial value at the time of grant equal to the fair market value of a share on the date of grant. The Committee will impose such other conditions and/or restrictions on restricted stock or RSUs as it may deem advisable, including restrictions based upon the achievement of specific performance goals and time-based restrictions on vesting following the attainment of the performance goals. Restricted stock or RSUs will be forfeited to the extent that a participant fails to satisfy the applicable conditions or restrictions during the period of restriction.

Each grant of restricted stock or RSUs will be evidenced by an award document specifying the terms of the award.

Except as otherwise provided in the award document, shares of restricted stock will become freely transferable by the participant as soon as practicable after the end of the applicable period of restriction, and RSUs will be paid in a single lump sum following the end of the applicable period of restriction in the form of cash or in shares (or in a combination of cash and shares) as determined by the Committee and as set forth in the award document.

Unless otherwise provided in the award document, participants holding restricted stock and awarded RSUs will not have the right to vote the shares during the period of restriction and will not be credited or paid regular cash dividends paid with respect to the underlying shares.  If the award document provides for such stock dividends or other non-cash distributions, these amounts will be subject to the same restrictions as the underlying award.

Share and Cash Awards
Shares (other than restricted stock) may be granted and cash may be paid to or for the benefit of participants in such amounts, upon such terms and at such times as determined by the Committee.

Provisions Applicable to All Awards

Minimum Vesting
Stock-based awards granted under the 2021 Plan may vest no earlier than the first anniversary of the date the award is granted; provided that the following will not be subject to the foregoing minimum vesting requirement: (i) substitute awards, (ii) shares delivered in lieu of fully-vested cash awards, and (iii) additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2021 Plan.  The minimum vesting restriction does not apply to accelerated exercisability or vesting of any award in cases of death, disability or a change in control.

Termination of Employment/Directorship/Other Relationship
Each award document will set forth the extent to which the participant will have any rights with respect to the award following termination of the participant’s employment or directorship or other relationship with Havertys and its subsidiaries and affiliates. Such provisions will be determined in the sole discretion of the Committee, will be included in the award document, need not be uniform among all awards, and may reflect distinctions based on the reasons for termination.

Nontransferability of Awards
Except as otherwise provided in the applicable award document for awards other than incentive stock options, no award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Restrictions on Share Transferability
The Committee may impose such restrictions on any shares acquired pursuant to an award as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.

Change in Control

Upon the occurrence of a change of control of the company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board: (i) all outstanding options and SARs will become fully vested and exercisable, (ii) all time-based vesting restrictions on outstanding restricted stock and RSUs will lapse, and (iii) the payout level under performance awards will be determined based upon (a) an assumed achievement of all relevant performance goals at the “target” level if the change in control occurs during the first half of the applicable performance period, or (b) the actual level of achievement of all relevant performance goals against target measured as of the date of the change in control, if the change in control occurs during the second half of the applicable performance period, and, in either such case, there shall be a pro rata payout to participants. Upon the occurrence of a change of control of the company in which awards are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within two years after the effective date of the change of control, a participant’s employment is terminated without “cause”, then (i) all outstanding options and SARs will become fully vested and exercisable, (ii) all time-based vesting restrictions on outstanding restricted stock and RSUs will lapse, and (iii) the payout level under performance awards will be determined based upon (a) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (b) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a pro rata payout to such participant.

Clawback of Awards

Awards granted under the 2021 Plan shall be subject to any compensation recoupment policy that the company may adopt from time to time that is applicable by its terms to the participant.

Amendment and Termination

Except for an amendment or termination of the provisions related to change in control and as otherwise provided in the 2021 Plan, the Committee has the right to amend or terminate the 2021 Plan at any time; provided that, (1) no amendment or termination of the 2021 Plan may adversely affect in any material way any award previously granted without the award holder’s consent, (2) without the prior approval of our stockholders, the 2021 Plan may not be materially amended if stockholder approval is required by law or applicable stock exchange listing requirement, if the amendment would increase the number of shares available for awards under the 2021 Plan, or if the amendment would permit options, SARs or other stock‑based awards encompassing rights to purchase shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise or purchase price of a previously granted award (except for certain adjustments and award substitutions authorized under other provisions of the 2021 Plan). Therefore, the 2021 Plan does not permit repricing without stockholder approval. The 2021 Plan provisions related to change in control generally may not be amended after a change in control to affect adversely any award theretofore granted without the award holder’s consent. In any event, no awards may be granted under the 2021 Plan on or after May 1, 2031.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to awards made pursuant to the 2021 Plan are technical, and reasonable persons may differ on the proper interpretation of the rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. The following discussion is designed to provide only a brief, general summary description of the U.S. federal income tax consequences associated with the awards, based on a good faith interpretation of the current U.S. federal income tax laws, regulations (including applicable proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth any federal tax consequences other than U.S. federal income tax consequences or any state, local or foreign tax consequences that may apply.

Incentive Stock Options (ISOs). An optionee does not recognize taxable income upon the grant or upon the exercise of an ISO (although the exercise of an ISO may in some cases trigger liability for the alternative minimum tax). Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the ISO shares. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise (the two-year and one-year periods are referred to as “holding periods”), and we are not entitled to a federal income tax deduction. ISO holding period requirements are waived when an optionee dies.

If an optionee sells ISO shares before completion of the holding periods, the optionee recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price of the ISO shares. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of any such disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes, if any, as a result of the disposition.

Nonqualified Stock Options (NQSOs). An optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of an NQSO, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price of the NQSO shares. We will receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the NQSO.

Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income to the extent and in the first taxable year in which his or her interest in the shares subject to the award becomes either (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture. The amount of U.S. federal taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize U.S. federal taxable income at the time of grant of restricted stock in an amount equal to the fair market value of the shares subject to the award (less any cash paid for the shares) on the date the award is granted by filing an election under Code Section 83(b) within thirty days of the award.

We will receive a U.S. federal income tax deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which the shares become either (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture (or in the taxable year of the award if, at that time, the participant had filed a timely election under Code Section 83(b) to accelerate recognition of income).

SARs. A participant who exercises a SAR will recognize ordinary income upon the exercise equal to the amount of cash and the fair market value of any shares received as a result of the exercise. We will receive a U.S. federal income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the SAR.

RSUs or Cash. A participant who receives an award of RSUs does not generally recognize taxable income at the time of the award. In the case of an award of RSUs or cash, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date the award is paid. In that taxable year, we would receive a U.S. federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Shares. A participant who receives shares will recognize ordinary income in the first taxable year in which his or her interest in the shares becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. The amount of U.S. federal income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant, including an officer or director of Havertys, may elect to recognize U.S. federal income when the shares are received in an amount equal to the fair market value of the shares (less any cash paid for the shares) on the date the shares are transferred to the participant by filing an election under Section 83(b) of the Code within thirty days of the date of the Award.

We will receive a U.S. federal income tax deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which the shares become either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture (or in the taxable year of the award if, at that time, the participant had filed a timely election under Code Section 83(b) to accelerate recognition of income). Any gain or loss realized by the participant from a later sale of the shares will be reportable as a long-term or short-term capital gain or loss.

Section 409A. Section 409A of the Internal Revenue Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of U.S. federal income tax purposes along with an additional tax equal to 20% of the amount included in U.S. federal income, and interest on deemed underpayments in certain circumstances. While certain awards under the 2021 Plan could be subject to Section 409A, the 2021 Plan and awards have been drafted to comply with the requirements of Section 409A, where applicable.

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of the majority of all the votes cast at the annual meeting once a quorum is present.  Under Maryland law, the effect of an abstention is the same as a “no” vote.  Broker non-votes are prohibited with respect to this proposal.

Our Board of Directors recommends a vote “FOR” the Approval of the 2021 Long-Term Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

Information as of December 31, 2020 regarding our equity compensation plans is summarized as follows.

Plan Category	Number of Securities To be issued upon exercise of outstanding equity awards (a)		Weighted-average exercise price of outstanding options and stock-settled stock appreciation rights (SSARs) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:
Long-Term Incentive Plans(1)	528,791	(2)	$20.84	42,698	(3)
Director Compensation Plan	130,398	(4)	—	111,253	(5)
Equity compensation plans not approved by stockholders	—		—	—
Total	659,189		$20.84	153,951
(1)	Shares issuable pursuant to outstanding equity awards under our 2014 Long-Term Incentive Plan.
(2)	This number is comprised entirely of full value restricted units.
(3)	Any shares which are forfeited, expired, or cancelled are made available for use under the 2014 Long-Term Incentive Plan.
(4)	Shares deferred under the Directors’ Deferred Compensation Plan. Shares are issued from those held in the company’s treasury.
(5)	Shares remaining under the Directors Compensation Plan. Shares are issued from those held in the company’s treasury.

The 2014 Long-Term Incentive Plan is an omnibus incentive plan, approved by stockholders in May 2014, which provides cash and equity incentives to eligible employees. The NCG Committee in consultation with our management designates which employees are eligible to participate, the amount of grant and the terms and conditions (not otherwise specified in the plan) of such grant. If a change in control of Havertys occurs, then at the NCG Committee’s discretion, any award may provide for the immediate vesting or lapse of all restrictions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership by our Directors and Management

The following table sets forth the amount of Havertys’ common stock and Class A common stock beneficially owned by each director, each named executive officer included in the Summary Compensation Table, and all current directors and executive officers as a group as of March 12, 2021. Unless otherwise indicated, beneficial ownership is direct, and the person shown has sole voting and investment power. An asterisk indicates less than 1% of outstanding shares of that respective class.

	Common Stock			Class A Common Stock
	Amount and Nature of Beneficial Ownership (1)		Percent of Class(2)	Shares Beneficially Owned		Percent of Class(3)

Steven G. Burdette	7,462		*	28,530		2.11%
J. Edward Clary	40,233		*	—		—
L. Allison Dukes	19,395		*	—		—
John L. Gill	10,207		*	7,500		*
Richard B. Hare	8,226		*	—		—
Rawson Haverty, Jr.	11,315		*	205,255	(4)5)	15.20%
G. Thomas Hough	18,953		*	—		—
Mylle H. Mangum	50,513		*	—		—
Vicki R. Palmer	49,560		*	—		—
Derek G. Schiller	1,645		*	—		—
Clarence H. Smith	67,159	(6)(7)	*	717,483	(8)(9)	53.15%
Al Trujillo	46,562		*	—		—
Directors and Executive Officers as a group (16 persons)	396,150		2.2%	958,768		71.02%

(1)
This column also includes shares of common stock beneficially owned under our directors’ Deferred Plan for the following individuals:  Ms. Dukes – 14,157; Mr. Hough – 6,807; Ms. Mangum – 50,513; Mr. Smith – 4,719; and Mr. Trujillo – 37,256.

(2)	Based on 16,896,106 shares of our common stock outstanding on March 5, 2021.
(3)	Based on 1,349,984 shares of our Class A common stock outstanding on March 5, 2021.
(4)
Mr. Haverty has direct ownership of 84,074 shares of Class A common stock. The beneficial ownership disclosed also includes 65,140 shares of Class A common stock held by a limited liability company for which Mr. Haverty is the manager and 12,024  shares of Class A common stock held in trust for the benefit of Mr. Haverty’s children for which he is co-trustee, as to which he disclaims beneficial ownership.

(5)
This amount also includes 44,017 shares of Class A common stock held by the Mary E. Haverty Foundation, a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation. Mr. Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation’s shares.

(6)
Mr. Smith has direct ownership of 24,901 shares of common stock. The beneficial ownership disclosed includes 29,689 shares of common stock held by Mr. Smith’s wife, as to which he disclaims beneficial ownership.

(7)
This amount includes 7,850 shares of common stock held by a Georgia limited partnership in which Mr. Smith is a partner. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the partnership.

(8)
Mr. Smith has direct ownership of 112,036 shares of Class A common stock. The beneficial ownership disclosed includes 1,950 shares of Class A common stock held by Mr. Smith’s wife, as to which he disclaims beneficial ownership.

(9)
The amount also includes shares held by a partnership. According to a Schedule 13D filed on January 3, 2018, Villa Clare Partners, L.P. holds shared voting and dispositive power over 603,497 shares of Class A common stock. Mr. Smith is the manager of the Partnership’s general partner, West Wesley Associates, LLC. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his partnership interest.

Ownership by Our Principal Stockholders

Set forth in the table below is information about the number of shares held by persons we know to be beneficial owners of more than 5% of the issued and outstanding of our common stock or Class A common stock as of March 12, 2021. An asterisk indicates less than 1% of outstanding shares of that respective class.

	Common Stock			Class A Common Stock
Name and address of Beneficial Holder	Amount and Nature of Beneficial Ownership		Percent of Class(1)	Amount and Nature of Beneficial Ownership		Percent of Class(2)
BlackRock, Inc. 55 East 52nd Street, New York, NY	2,719,428	(3)	16.09%	—		—
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX	1,308,089	(4)	7.74%	—		—
The Burton Partnership, LP 614 W. Bay Street, Tampa, FL	1,228,255	(5)	7.27%	—		—
Renaissance Technologies LLC 800 Third Avenue, New York, NY	1,204,006	(6)	7.13%	—		—
The Vanguard Group 100 Vanguard Blvd., Malvern, PA	1,092,964	(7)	6.47%	—		—
LSV Asset Management, 155 N. Wacker Drive, Suite 4600, Chicago, IL	930,916	(8)	5.51%	—		—
Villa Clare Partners, L.P. 158 West Wesley Road, Atlanta, GA	—		*	603,497	(9)	44.70%
Rawson Haverty, Jr. 780 Johnson Ferry Road, NE, Atlanta, GA	11,315		*	205,255	(10)(11)	15.20%
Clarence H. Smith 780 Johnson Ferry Road, NE, Atlanta, GA	67,159	(12)(13)	*	113,986	(14)	8.44%

(1)	Based on 16,896,106 shares of our common stock outstanding on March 5, 2021.
(2)	Based on 1,349,983 shares of our Class A common stock outstanding on March 5, 2021.
(3)	According to a Schedule 13G filed on January 25, 2021, BlackRock, Inc. holds sole voting power over 2,680,834 shares and sole dispositive power over 2,719,428 shares of common stock.
(4)
According to a Schedule 13G/A filed on February 12, 2021, Dimensional Fund Advisors LP (“Dimensional”) holds sole voting power over 1,260,616 shares and sole dispositive power over 1,308,089 shares of common stock. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (the “Funds”). The shares reported above are owned by the Funds. Dimensional possesses investment and/or voting power over the shares held by the Funds. Dimensional disclaims beneficial ownership of these securities.

(5)
According to a Schedule 13G filed on June 1, 2016, The Burton Partnership, LP, The Burton Partnership (QP), LP and
Donald W. Burton, General Partner hold sole voting and dispositive power over 1,228,255 shares of common stock.

(6)
According to a Schedule 13G/A filed on February 11, 2021, Renaissance Technologies LLC (“RTC”) holds sole voting power over 1,202,506 shares of common stock, and sole dispositive power over 1,204,006 shares of common stock.

(7)
According to a Schedule 13G/A filed on February 10, 2021, The Vanguard Group holds shared voting power over 18,686 shares and sole dispositive power over 1,055,161 shares and shared dispositive power over 37,803 shares of common stock.

(8)	According to a Schedule 13G filed on February 11, 2021, LSV Asset Management holds sole voting power over 513,200 shares and sole dispositive power over 930,916 shares of common stock.
(9)
According to a Schedule 13D/A filed on January 3, 2018, Villa Clare Partners, L.P. holds shared voting and dispositive power over 603,497 shares of Class A common stock. Clarence H. Smith is the manager of the Partnership’s general partner, West Wesley Associates, LLC. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(10)
Mr. Haverty has direct ownership of 84,074 shares of Class A common stock and sole dispositive and voting power over 65,140 shares of Class A common stock held by a limited liability company for which Mr. Haverty is the manager. The beneficial ownership disclosed also includes 12,024 shares of Class A common stock held in trust for the benefit of Mr. Haverty’s children for which he is co-trustee, as to which he disclaims beneficial ownership.

(11)
This amount also includes 44,017 shares of Class A common stock held by the Mary E. Haverty Foundation, a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation.  Mr. Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation’s shares.

(12)
Mr. Smith has direct ownership of 24,901 shares of common stock. The beneficial ownership disclosed includes 29,689 shares of common stock held by Mr. Smith’s wife, as to which he disclaims beneficial ownership. Mr. Smith also has 4,719 shares beneficially owned under Havertys’ directors’ Deferred Plan.

(13)
This amount includes 7,850 shares of common stock held by a Georgia limited partnership in which Mr. Smith is a partner. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the partnership.

(14)
Mr. Smith has direct ownership of 112,036 shares of Class A common stock. The beneficial ownership disclosed includes 1,950 shares of Class A common stock held by Mr. Smith’s wife, as to which he disclaims beneficial ownership.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Havertys’ financial reporting process on behalf of the Board. Havertys’ management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. Havertys’ independent registered public accounting firm, or “independent accountants,” is responsible for auditing its consolidated financial statements and providing an opinion as to their conformity with accounting principles generally accepted in the United States as well as attesting and reporting on the effectiveness of its internal controls over financial reporting.

The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Consequently, in carrying out its oversight responsibilities, it shall not be charged with, and is not providing, any expert or special assurance as to Havertys’ financial statements, or any professional certification as to the independent accountants’ work. In addition, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectively in conformity with accounting principles generally accepted in the United States and on the representations of an independent registered public accounting firm included in its report on Havertys’ financial statements.

The Audit Committee is comprised entirely of four independent directors as defined by the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee is governed by a charter that enumerates its purpose and responsibilities, a copy of which is available on Havertys’ website at https://www.havertys.com/furniture/board-committees#.

The Audit Committee met four times during 2020 and schedules its meetings to ensure enough time is available to devote attention to its tasks. In carrying out its responsibilities, the Audit Committee among other things:
• meets with management and the independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”) to review and discuss
    Havertys’ accounting policies and significant estimates;
• discusses with Havertys’ internal auditors and Grant Thornton the overall scope and plans for their respective audits;
• meets with both the internal auditors and Grant Thornton, with and without management present, to discuss the results of their examinations;
• reviews and discusses quarterly and annual financial reports prior to filing with the SEC and quarterly earnings press releases;
• supervises the relationship between Havertys and Grant Thornton, including having direct responsibility for Grant Thornton’s appointment, compensation, retention, and oversight; reviewing the scope of their audit services; approving audit and non-audit services; and confirming
    Grant Thornton’s independence;
• reviews with senior management significant risks and the processes by which risk is identified, assessed, and mitigated; and
• selects for the stockholders’ ratification, the independent registered public accounting firm for 2021.

AUDIT COMMITTEE REPORT (continued)

The Audit Committee further discussed with representatives of Grant Thornton the matters required to be discussed with audit committees by the applicable requirements of the Public Company Accounting Oversight Board's standards and the SEC. The Committee also received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Committee concerning independence and discussed with representatives of Grant Thornton the independence of that firm.

The Audit Committee also reviewed and discussed together with management and Grant Thornton Havertys’ audited financial statements for the year ended December 31, 2020, and the results of management's assessments of the effectiveness of the company’s internal control over financial reporting and Grant Thornton’s audit of internal control over financial reporting.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in Havertys’ Annual Report on Form 10-K for the year ended December 31, 2020.

The Audit Committee
Al Trujillo, Chair
John T. Glover
G. Thomas Hough
Vicki R. Palmer

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this report be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

AUDIT MATTERS

Fees Paid to the Independent Registered Public Accounting Firm.  The following table presents fees for professional services rendered by Grant Thornton for the audit of our annual consolidated financial statements for the years ended December 31, 2020 and 2019.

	December 31,
	2020	2019
Audit Fees	$655,055	$609,820
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$655,055	$609,820

Audit Fees. These represent professional services fees for the audit of our annual financial statements, audit of our internal controls over financial reporting, review of the quarterly financial statements included in Forms 10‑Q, accounting consultations and out-of-pocket expenses.

As noted in the information about our meeting, we have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meeting.  Accordingly, this is a very brief meeting conducted by our corporate secretary. Our directors, other members of senior management, and representatives of Grant Thornton will not be present at the annual meeting. As such, representatives from Grant Thornton will not have the opportunity to make a statement if they desire to do so, and will not be available to respond to appropriate questions.

Pre-Approval Policies and Procedures. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. All of the fees detailed above were pre-approved. The Audit Committee has delegated to its chairman the authority to approve permitted services. The chairman reports any decisions at the next scheduled Audit Committee meeting.

Proposal 5: Ratification of the Appointment of our Independent Registered Public Accounting Firm for 2021

What am I voting on?	✔ Ratification of the appointment of our independent registered public accounting firm for 2021
Voting recommendation:	✔ Our board of directors recommends a vote “For” the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021.

The Audit Committee has selected Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and we are asking our stockholders to ratify this appointment. Although ratification is not required by our bylaws or otherwise, the board is submitting the appointment of Grant Thornton to our stockholders for ratification because we value our stockholders’ views and as a matter of good corporate practice.

In the event that our stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to evaluate the appointment of a different firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of our company and our stockholders.

INFORMATION ABOUT OUR ANNUAL MEETING

Our board of directors is furnishing you this proxy statement to solicit proxies on its behalf in connection with the 2021 annual meeting of stockholders of Haverty Furniture Companies, Inc. The company will pay all solicitation costs. The meeting will be held on May 10, 2021 at the Marriott SpringHill Suites, 120 East Redwood Street, Baltimore, Maryland, beginning promptly at 10:00 a.m. Eastern Time (ET).

While all our shareholders are entitled to attend the annual meeting, in view of the situation relating to COVID-19, we are sensitive to the public health and travel concerns of our shareholders. Accordingly, we strongly encourage you to review the proxy materials and follow the instructions to cast your vote using the internet, telephone, or mail, in advance of the meeting.

Who may vote?
You may vote if you were a holder of record of Haverty Furniture Companies, Inc. as of the close of business on March 12, 2021.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
We are providing access to our proxy materials via the internet. As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials online and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email.  A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Why should I vote?
Your vote is very important regardless of the amount of stock you hold. The board strongly encourages you to exercise your right to vote as a stockholder of the company.

If I vote using the internet, telephone or mail, may I still attend the annual meeting?
Yes. The board recommends that you vote using one of the methods previously outlined since it is not practical for most stockholders to attend and vote at the annual meeting. However, if your shares are held in street name you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the annual meeting.

We have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meetings.
Accordingly, this is a very brief meeting conducted by our corporate secretary and not attended by our directors or other members of senior management.

Can I change my mind after I vote?
You may change your vote by revoking your proxy at any time before the polls close at the meeting. You may do this by: (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again by telephone or over the internet prior to 11:59 p.m. ET on May 9, 2021, or (3) voting again at the meeting.

How do I vote shares that are held by my broker?
If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you. Most brokers offer voting by mail, by telephone and the internet.

INFORMATION ABOUT OUR ANNUAL MEETING

How will a quorum be determined?
A majority of the outstanding shares of the combined classes of common stock present or represented by proxy constitutes a quorum for the annual meeting. As of the record date, March 12, 2021, we had 16,896,106 shares of common stock and 1,349,984 shares of Class A common stock outstanding.

What am I voting on, what is the vote required for each proposal to pass and what is the effect of abstentions and uninstructed shares on the proposal?

Proposals	Board Voting Recommendation	Votes Required For Approval	Abstentions	Uninstructed shares
Election of Directors – Class A Common Stockholders Common Stockholders	FOR FOR	Plurality of votes cast in person or by proxy – the most affirmative votes	No effect	No effect
Advisory Vote on Executive Compensation	FOR	Combined majority of votes cast in person or by proxy	Counts as a vote against	No effect
Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation	ONE YEAR	Combined majority of votes cast in person or by proxy	Counts as a vote against	No effect
Approval of 2021 Long-Term Incentive Plan	FOR	Combined majority of votes cast in person or by proxy	Counts as a vote against	No effect
Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021	FOR	Combined majority of votes cast in person or by proxy	Counts as a vote against	No effect Discretionary voting by broker permitted
The owners of Class A common stock and common stock vote as separate classes in the election of directors. Holders of Class A common stock will elect six directors and holders of common stock will elect two directors. The election of directors requires a plurality or the most affirmative votes for approval. A “withhold vote” or “abstention” will have no effect on the vote’s outcome, because the candidates who receive the highest number of “for” votes are elected.
For all matters excluding the election of directors, the owners of common stock are entitled to one vote for each share held and the owners of Class A common stock are entitled to ten votes per share held and the votes of both classes are then combined. These proposals require a combined majority of votes cast in person or by proxy for approval, and a “withhold vote” or “abstention” will have the effect of a vote “against” the proposals. Abstentions are counted for purposes of quorum.
Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are not considered “shares present” and will not affect the outcome of the vote.

Who tabulates the votes?
Broadridge Financial Solutions, Inc., an independent third party, will count the votes.

INFORMATION ABOUT OUR ANNUAL MEETING

Where can I find the voting results of the annual meeting?
We will announce voting results at the annual meeting, and we will publish the final results in a Form 8-K to be filed with the SEC on or before May 14, 2021. You may access or obtain a copy of this and other reports free of charge on our website at havertys.com, or by contacting our corporate secretary.

What if I want to receive a paper copy of the annual report and proxy statement?
If you wish to receive a paper copy of the 2020 annual report and 2021 proxy statement, or future annual reports and proxy statements, please call 1-800-241-4599, send an email to investor.relations@havertys.com or write to: Corporate Secretary, Havertys, 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342. We will deliver the requested documents to you promptly upon your request.

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to, or wish to begin householding, may contact the Corporate Secretary at 1-800-241-4599 or Corporate Secretary, Havertys, 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Stockholder Proposals for 2022 Meeting

If you wish to submit a proposal for possible inclusion in our proxy statement relating to our 2022 Annual Stockholders’ Meeting, send the proposal to: Haverty Furniture Companies, Inc., Corporate Secretary, 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342.

Stockholder proposals intended for inclusion in our proxy statement for the 2022 Annual Stockholders’ Meeting in accordance with the SEC’s Rule 14a-8 under the Exchange Act must be received by our company no later than the close of business on December 1, 2021. Any stockholder proposal received by the company after that date will not be included in the company’s proxy statement relating to the 2022 Annual Stockholders’ Meeting. Further, all proposals submitted for inclusion in the company’s proxy statement relating to the 2022 Annual Stockholders’ Meeting must comply with all of the requirements of SEC Rule 14a-8.

Stockholders who wish to bring business before Havertys’ 2022 Annual Stockholders’ Meeting other than through a stockholder proposal pursuant to SEC Rule 14a-8 must notify the Corporate Secretary of our company in writing and provide the information required by our bylaws. Under the bylaws, the notice must be received by the Corporate Secretary at the address noted above not less than 60 nor more than 90 days prior to the one-year anniversary of the date of the mailing of the notice for the 2021 Annual Stockholders’ Meeting, or between December 31, 2021 and January 30, 2022. However, if the date of the 2022 Annual Stockholders’ Meeting is more than 30 days before or after such anniversary date, the notice must be received by the Corporate Secretary at the address noted above not earlier than the 120th day prior to the date of the 2022 Annual Stockholders’ Meeting and not later than the later of the 90th day prior to the date of the 2022 Annual Stockholders’ Meeting and the tenth day following the day on which a public announcement of the date of the 2022 Annual Stockholders’ Meeting is first made.

Stockholder nominations must be made pursuant to written notice delivered to or mailed and received by the Corporate Secretary at the address noted above not less than 90 days  nor more than 120 days prior to the meeting. However, if the date of the annual meeting is advanced or delayed more than 30 days from the first anniversary of the preceding year’s annual meeting, notice by the shareholder must be so received not earlier than the 120th day prior to the date of the annual meeting and not later than the later of the 90th day prior to the date of the meeting and the tenth day following the day on which public announcement of the date of the meeting is first made.

The bylaws can be found on our corporate website at www.havertys.com/furniture/bylaws.

Available Information
All of our corporate governance policies, including our board committee charters, Code of Conduct, Governance Guidelines, Director Communication Policy and other governance documents are available on our website at havertys.com.
A copy of our Annual Report on Form 10-K, as filed with the SEC, is available free of charge, upon written request to: Stockholder Relations, Havertys, 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342 or by calling 1-800-241-4599. Our Form 10-K is also available at our website at www.havertys.com.

Other Business

As of the date of this proxy statement, we do not know of any business, other than that described in this proxy statement that may come before the meeting. The persons named on your Notice of Internet Availability of Proxy Materials, proxy card or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By Order of the board of directors

Jenny Hill Parker
Senior Vice President, Finance, and
  Corporate Secretary

March 31, 2021
Atlanta, Georgia

APPENDIX A — GAAP TO NON-GAAP RECONCILIATION

The company has used non-GAAP financial measures as defined under SEC rules in this Proxy Statement.
For 2020, we used the following non-GAAP Measures: (i) adjusted pre-tax earnings, which is income before income taxes excluding: the gains from a sale-leaseback transaction and related property sales and restoration of certain losses during a period of operational pause due to COVID-19, and (ii) earnings before interest, income taxes, and depreciation (EBITDA) adjusted to exclude: the gains from a sale‑leaseback transaction and related property sales and restoration of certain losses during a period of operational pause due to COVID-19.
As required by SEC rules, we have provided reconciliations of these measures to the most directly comparable GAAP measure. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

Reconciliation of as Reported Pre-Tax Earnings to Adjusted Pre-Tax Earnings (unaudited)

(in thousands)	Year Ended December 30, 2020
Income before income taxes, as reported(1)	$76,731
Adjustments:
Gain from sale-leaseback transaction and related property sales(2)	(34,254)
Restoration of losses during store closures(3)	21,445

Pre-tax earnings, as adjusted	$64,022

(1)	These amounts are included in our Form 10-K for the year ended December 31, 2020.
(2)
The gain from the sale-leaseback transaction of three distribution facilities was $31.6 million as reported in our Form 10-K for the year ended December 31, 2020. We also sold properties adjacent to these facilities and those gains are included in this amount.

(3)
These changes represent only those amounts included in determination of adjusted pre-tax earnings used by the NCG Committee in approving the MIP-I cash incentive and does not represent the full estimated impact of the losses during our operational pause due to COVID-19.

Reconciliation of EBITDA to Adjusted EBITDA (unaudited)

(in thousands)	Year Ended December 30, 2020
Income before income taxes, as reported(1)	$76,731
Interest (income), net(1)	(126)
Depreciation(1)	18,207
EBITDA	94,812
Adjustments:
Gain from sale-leaseback transaction and related property sales(2)	(34,254)
Restoration of losses during store closures(3)	21,445

Adjusted EBITDA	$82,003

(1)	These amounts are included in our Form 10-K for the year ended December 31, 2020.
(2)
The gain from the sale-leaseback transaction of three distribution facilities was $31.6 million as reported in our Form 10-K for the year ended December 31, 2020. We also sold properties adjacent to these facilities and those gains are included in this amount.

(3)
These changes represent only those amounts included in determination of adjusted pre-tax earnings used by the NCG Committee in approving the MIP-I cash incentive and does not represent the full estimated impact of the losses during our operational pause due to COVID-19.

Appendix A

HAVERTY FURNITURE COMPANIES, INC.

2021 LONG-TERM INCENTIVE PLAN

Appendix B

Appendix B

HAVERTY FURNITURE COMPANIES, INC.
2021 LONG-TERM INCENTIVE PLAN

SECTION 1 -	Purpose
This plan shall be known as the “Haverty Furniture Companies, Inc. 2021 Long-Term Incentive Plan” (the “Plan”).  The purpose of the Plan is to promote the interests of Haverty Furniture Companies, Inc., (the “Company” or “Havertys”), and its shareholders by (i) attracting and retaining officers, employees, and non-employee directors of the Company and its Subsidiaries, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals and increased shareholder value, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking compensation to the long-term interests of shareholders.

SECTION 2 -	Definitions
As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Share, Deferred Stock Unit, or Performance Award granted under the Plan, whether singly or in combination, to a Participant pursuant to such terms, conditions, restrictions and limitations, if any, as may be established at the time of grant or such other time as permitted under the Plan.

“Award Agreement” shall mean any written or electronic agreement, contract, notice or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Base Price” shall mean the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise defined in an employment agreement applicable to the Participant, a good faith determination by the Company that any of the following has occurred: (i) a Participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (a) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, (b) on a felony charge or (c) on an equivalent charge to those in clauses (a) and (b) in jurisdictions which do not use those designations; (ii) the engaging by a Participant in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act); (iii) a Participant’s failure to perform his or her duties to the Company or its Subsidiaries; (iv) a Participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its Subsidiaries or affiliates is a member; (v) a Participant’s violation of any policy of the Company or its Subsidiaries concerning hedging or confidential or proprietary information, or a Participant’s material violation of any other policy of the Company or its Subsidiaries as in effect from time to time; (vi) the engaging by a Participant in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (vii) the engaging by the Participant in any conduct detrimental to the Company or its Subsidiaries. The determination as to whether “Cause” has occurred shall be made by the Committee in its sole discretion. The Committee shall also have the authority in its sole discretion to waive the consequences under the Plan or any Award Agreement of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”

Appendix B-1

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, the occurrence of any one of (and shall be deemed to have occurred on the date of the earliest to occur of) the following events:

(i)
any “Person” (for purposes of this “Change in Control” definition, as defined under Section 3(a)(9) of the Exchange Act and as modified and used in Section 13(d) or Section 14(d) of the Exchange Act), excluding Rawson Haverty, Mrs. Betty Haverty Smith, Frank S. McGaughey, Jr., their spouses, lineal descendants, heirs, administrators or representatives or any Person controlled (directly or indirectly) by any of them is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, as such term is defined in the rules and regulations of the Securities and Exchange Commission) that together with equity securities held by such Persons represent more than 50% of the combined voting power of the Company's then outstanding securities;

(ii)
any “Person” (for purposes of this definition only, as defined under Section 3(a)(9) of the Exchange Act and as modified and used in Section 13(d) or Section 14(d) of the Exchange Act), excluding Rawson Haverty, Mrs. Betty Haverty Smith, Frank S. McGaughey, Jr., their spouses, lineal descendants, heirs, administrators or representatives or any Person controlled (directly or indirectly) by any of them acquire (or have acquired during the 12‑month period ending on the date of the most recent acquisition by such Persons) ownership of equity securities of the Company possessing 30% or more of the combined voting power of the equity securities of the Company;

(iii)
during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this “Change in Control” definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iv)	the approval by shareholders of the Company and consummation of a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Nominating and Governance Committee of the Board.

“Company” shall mean Haverty Furniture Companies, Inc., a Maryland corporation, and its successors and assigns.

“Deferred Share” shall mean any Share pursuant to Section 9 of this Plan providing the right to receive Shares at the end of a specified Deferral Period.

“Deferred Stock Unit” shall mean any unit pursuant to Section 9 of this Plan providing the right to receive Shares at the end of a specified Deferral Period.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, total and permanent disability as defined in Section 22(e)(3) of the Code.

“Dividend Equivalents” shall mean amounts equivalent to the dividends paid on Shares.

Appendix B-2

“Employee” shall mean an employee of any Employer.

“Employer” shall mean the Company or any Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” with respect to the Shares, shall mean, as of any date, (i) the closing sales price at which Shares were sold on the New York Stock Exchange, or, if the shares are not listed on the New York Stock Exchange, on any other such exchange on which the Shares are traded, on such date, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Committee in its sole discretion.

“Incentive Stock Option” or “ISO” shall mean any Option that is intended to qualify as an “Incentive Stock Option” under Section 422 of the Code or any successor provision.

 “Non-Employee Director” shall mean a member of the Board who is not an Employee and who has not been an officer of the Company or any of its Subsidiaries.

“Non-Qualified Stock Option” or “NQSO” shall mean any Option that is not intended to qualify as an Incentive Stock Option.

“Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 or 11 of the Plan.

“Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

“Participant” shall mean any Employee, Non-Employee Director, consultant or advisor who receives an Award under the Plan; provided that only Employees shall be eligible to receive grants of Incentive Stock Options; provided further, that consultants or advisors shall be eligible for Awards under the Plan only if (i) they are natural persons; (ii) they provide bona fide services to the Company or any of its Subsidiaries; and (iii) the services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Performance Award” shall mean any right granted under Section 10 of the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, government, or political subdivision thereof or other entity.

“Plan” shall mean this Haverty Furniture Companies, Inc. 2021 Long-Term Incentive Plan, as amended from time to time.

“Prior Plan” shall mean the Haverty Furniture Companies, Inc. 2014 Long-Term Incentive Plan, as amended.

“Restricted Stock” shall mean any Share granted under Section 8 or 11 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 or 11 of the Plan.

“Retirement” shall mean voluntary retirement from Havertys, on or after age 65, upon written notice from the Employee to the Company that the Employee is permanently retiring from Havertys and the retail furniture industry.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

Appendix B-3

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Shares” shall mean shares of the common stock, $1.00 par value, as adjusted from time to time for stock splits or reverse stock splits, of the Company.

“Spread” means, in the case of a Stock Appreciation Right, the amount by which Fair Market Value of a Share on the date when any such right is exercised exceeds the Base Price specified in the applicable Award Agreement.

“Stock Appreciation Rights” shall mean a right granted under Section 7 of this Plan.

“Subsidiary” shall mean any Person which is a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company.

“Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a Person acquired by the Company or with which the Company or one of its Subsidiaries combines.

“Termination of Employment” shall mean the termination of the employee-employer relationship between a Participant and the Employer for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Workforce Reduction or Retirement, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of a Participant by another Employer; (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship; and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by an Employer with the former Employee.  The Committee, in its absolute discretion, shall determine the effect of all matters and questions with respect to Awards under this Plan relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Employment for purposes of this Plan. However, notwithstanding any provision of this Plan, an Employer has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause.

“Vesting” shall mean, with respect to an Award, the lapse of any applicable forfeiture restrictions.

“Workforce Reduction” shall mean any termination of the employee-employer relationship between a Participant and the Employer as a result of the discontinuation by the Company of a business or line of business or a realignment of the Company, or a part thereof, or any other similar type of event, provided that the Committee or the Board has designated such discontinuation, realignment or other event as a “Workforce Reduction” for purposes of this Plan.

SECTION 3 -	Administration
(A)
Authority of Committee. Except as provided by Section 11 hereof, the Plan shall be administered by the Committee, it being understood that the Board retains the right, at its option, to make Awards under the Plan.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards,

Appendix B-4

 property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) subject to the provisions of Sections 6(B), 7(B) and 15(B) hereof, amend or modify the terms of any Award after grant; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan subject to the exclusive authority of the Board under Section 15 hereunder to amend, suspend or terminate the Plan.

(B)
Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including any Employer, any Participant, any holder or beneficiary of any Award, any Employee, and any Non-Employee Director.

(C)
Delegation.  Subject to the terms of the Plan, the Board or the Committee may, to the extent permitted by law, delegate to (i) a subcommittee of the Committee, (ii) one or more officers or managers of an Employer or (iii) a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate, Awards.  Notwithstanding the foregoing, the Committee may not delegate any such authority with respect to Participants who are officers or directors of the Company for purposes of Section 16 or are otherwise subject to such Section.

(D)
Indemnification.  No member of the Board or the Committee or any Employee (each such person a “Covered Person”) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken in the performance of his or her duties with respect to the Plan or any Award, for a purpose reasonably believed by the Covered Person to be in the interest of the participants and beneficiaries of the Plan, and any such action taken or omitted to be taken shall be deemed to be for a purpose which is not opposed to the best interests of the Company.  Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or reasonable expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any bona fide claim, action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken by him or her under the Plan or any Award Agreement in his or her capacity as a member of the Board or the Committee or as an Employee and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.  The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Charter or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

SECTION 4 -	Shares Available for Awards

(A)	Shares Available. Subject to adjustment as provided in Section 4(B), the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be
Appendix B-5

1,500,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,500,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

(B)
Mandatory Adjustments. The number of Shares covered by each outstanding Award, the number of Shares available for Awards, the number of Shares that may be subject to Awards to any one Participant, and the price per Share covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, and may be proportionately adjusted, as determined in the sole discretion of the Board, for any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company or to reflect any distributions to holders of Shares other than regular cash dividends. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. After any adjustment made pursuant to this paragraph, the number of Shares subject to each outstanding Award shall be rounded to the nearest whole number.

(C)
Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 4(B), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying Stock, as of a specified date associated with the transaction (or the per-shares transaction price), over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.  Any discretionary adjustments made pursuant to this Section 4(C) shall be subject to the provisions of Section 15(B).

(D)	Substitute Awards. To the extent permitted by applicable law, any Shares issued by the Company as Substitute Awards shall not reduce the Shares available for Awards under the Plan.

(E)
Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

SECTION 5 -	Eligibility

Any Employee (including any officer or employee-director of an Employer), Non-Employee Director, consultant or advisor (subject to the limitations set forth in the definition of “Participant” in Section 2) shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted pursuant to Section 11 hereof.

SECTION 6 -	Stock Options

(A)
Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of an Option. A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine. Options granted under this Plan may be

Appendix B-6

Incentive Stock Options, Non-Qualified Stock Options or a combination of the foregoing, provided that Incentive Stock Options may be granted only to Employees. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Non-Qualified Stock Option.  Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all Plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

(B)
Option Price. The Committee, in its sole discretion, shall establish the Option Price at the time each Option is granted.  Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of the Award (the “Grant Date”). If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code), and an Incentive Stock Option is granted to such Employee, the Option Price shall be no less than 110% of the Fair Market Value of the Shares on the Grant Date. Notwithstanding the foregoing and except as provided by the provisions of Sections 4(B) and 15(C) hereof, without the prior approval of shareholders of the Company, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce, directly or indirectly, the Option Price of such Options, (ii) cancel Options and grant substitute Options, Stock Appreciation Rights or other Awards with a lower Option Price or Base Price than the cancelled Options, (iii) cancel, or have a Participant surrender, an Option in exchange for other Awards if the current Fair Market Value of the Shares underlying the Option is lower than the Option Price of the Option, or (iv) cancel, or have a Participant surrender, an Option for value (in cash or otherwise) if the current Fair Market Value of the Shares underlying the Option is lower than the Option Price of the Option.

(C)
Term. Subject to the Committee’s authority under Section 3(A) hereof, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted; provided, however, that if an Incentive Stock Option is granted to an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation (within the meaning of Section 424(e) of the Code), the term of such Incentive Stock Option shall be no more than five years from the date of grant.

(D)	Exercise; Terms and Conditions.

(i)
Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.

(ii)
The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.

(iii)
An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof and in accordance with the procedures established by the Company or its designated third-party administrator.

Appendix B-7

(iv)
Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by tendering, either by way of actual delivery of Shares or attestation, whole Shares, valued at the Fair Market Value of such Shares on the date of exercise, together with any applicable withholding taxes, (ii) by a combination of such cash (or cash equivalents) and such Shares or (iii) by such other method of exercise as may be permitted from time to time by the Committee. Subject to applicable securities laws and at the discretion of the Committee, an Option may also be exercised by (i) delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired pursuant to a brokerage or similar agreement or program or (ii) through a reduction in the number of Shares received through the exercise of the Option. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares and shall not be entitled to any dividend or distribution the record date of which is prior to the date of issuance of such Shares.

(v)
Notwithstanding anything in this Plan to the contrary, a Participant shall be required to pay to the Company an amount equal to the spread realized in connection with the Participant’s exercise of an Option within six months prior to such Participant’s termination of employment by resignation in the event that such Participant, within six months following such Participant’s termination of employment by resignation, engages directly or indirectly in any activity determined by the Committee, in its sole discretion, to be competitive with any activity of the Company or any of its Subsidiaries. This subsection (v) shall be void and of no legal effect upon a Change in Control.

(vi)	No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(vii)	No Option shall provide for Dividend Equivalents.

SECTION 7 -	Stock Appreciation Rights

(A)
Grant. Subject to the provisions of the Plan, Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right provides a Participant the right to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right.

(B)
Base Price. Each grant of a Stock Appreciation Right shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value of the Shares on the Grant Date.  Except as provided by the provisions of Sections 4(B) and 15(C) hereof, without the prior approval of shareholders of the Company, the Committee shall not have the power to (i) amend the terms of previously granted Stock Appreciation Rights to reduce, directly or indirectly, the Base Price of such Stock Appreciation Rights, (ii) cancel Stock Appreciation Rights and grant substitute Stock Appreciation Rights, Options or other Awards with a lower Base Price or Option Price than the cancelled Stock Appreciation Rights, (iii) cancel, or have a Participant surrender, a Stock Appreciation Right in exchange for other Awards if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the Base Price of the Stock Appreciation Right, or (iv) cancel, or have a Participant surrender, a Stock Appreciation Right for value (in cash or otherwise) if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the Base Price of the Stock Appreciation Right.

(C)	Term. No Stock Appreciation Right granted under this Plan may be exercised more than ten (10) years from the Grant Date.
Appendix B-8

(D)
Exercise; Terms and Conditions. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(i)
Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares, or any combination thereof and may preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash;

(ii)	Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date;

(iii)
Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable;

(iv)	Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control of the Company or other similar transaction or event;

(v)
Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee, which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan;

(vi)	No Stock Appreciation Right shall provide for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(vii)	No Stock Appreciation Right shall provide for Dividend Equivalents.

(viii)
Successive grants of Stock Appreciation Rights may be made to the same Participant regardless of whether any Stock Appreciation Rights previously granted to such Participant remain unexercised. Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Stock Appreciation Rights or installments thereof shall become exercisable, and any grants may provide for the earlier exercise of such rights in the event of a Change in Control of the Company or other similar transaction or event.

SECTION 8 -	Restricted Stock and Restricted Stock Units

(A)	Grant.

(i)
Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Stock and Restricted Stock Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)	Each Restricted Stock or Restricted Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement

Appendix B-9

containing the terms of such Restricted Stock or Restricted Stock Unit Award.  Such agreement may set forth (i) a period of time during which the grantee must remain in the continuous employment of one or more Employers in order for any applicable forfeiture and transfer restrictions to lapse and (ii) performance or other conditions the satisfaction of which will result in the lapsing of any applicable forfeiture and transfer restrictions.  If the Committee so determines, the restrictions may lapse during the period in which such time and performance conditions apply (the “Restricted Period”) in installments with respect to specified portions of the Shares covered by the Restricted Stock or Restricted Stock Unit Award. The Committee may, at its discretion and in accordance with Section 16(A) hereof, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock and Restricted Stock Unit Awards.

(B)
Delivery of Shares. The Company shall implement the grant of a Restricted Stock Award by book-entry issuance of Shares to the Participant in an account maintained by the Company at its transfer agent. Unless otherwise determined by the Committee and provided in the Award Agreement, the grantee shall have all rights of a shareholder with respect to the shares of Restricted Stock, including the right to receive dividends and the right to vote such Shares, provided, that, except as otherwise determined by the Committee and provided in the Award Agreement, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of one or more Employers for the entire Restricted Period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Stock Award are met. Any dividends (including cash dividends) granted with respect to Restricted Stock shall be subject to the same restrictions that apply to the underlying Shares.

(C)
Termination of Restrictions. At the end of the Restricted Period and provided that any other restrictive conditions of the Restricted Stock Award are met, or at such earlier time as is determined by the Committee in accordance with Section 16(A) hereof, all restrictions set forth in the Award Agreement relating to the Restricted Stock Award or in the Plan shall lapse as to the Restricted Shares subject thereto.

(D)
Payment of Restricted Stock Units. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  Except as otherwise provided in the applicable Award Agreement, Participants shall not be credited with Dividend Equivalents on any Restricted Stock Units. If Dividend Equivalents are credited, the amount of any such Dividend Equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Restricted Stock Units then credited to him. Any such Dividend Equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Stock Units based upon the Fair Market Value of a Share on the date of such crediting. Except as otherwise determined by the Committee and provided in the Award Agreement, all Restricted Stock Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of one or more Employers for the entire Restricted Period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met. Any Dividend Equivalents granted with respect to Restricted Stock Units shall be subject to the same restrictions that apply to the underlying Shares.

SECTION 9 -	Deferred Shares and Deferred Stock Units

(A)	Grant.

(i)	Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Deferred Shares or Deferred Stock Units shall be

Appendix B-10

granted, the number of shares of Deferred Shares or Deferred Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Deferred Shares or Deferred Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Deferred Shares and Deferred Stock Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)
Each Deferred Share or Deferred Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such Deferred Share or Deferred Stock Unit Award.  Such agreement may set forth (i) a period of time during which the grantee must remain in the continuous employment of one or more Employers in order for the forfeiture and transfer restrictions to lapse and (ii) performance or other conditions the satisfaction of which will result in the lapsing of any applicable forfeiture and transfer restrictions. If the Committee so determines, the restrictions may lapse during the period in which such time and performance conditions apply (the “Deferral Period”) in installments with respect to specified portions of the Shares covered by the Deferred Share or Deferred Stock Unit Award. The Committee may, at its discretion and in accordance with Section 16(A) hereof, waive all or any part of the restrictions applicable to any or all outstanding Deferred Shares or Deferred Stock Unit Awards.

(iii)
Each grant shall provide that the Deferral Period shall be fixed by the Committee on the Grant Date, and any grant may provide for the earlier termination of such period in the event of a Change in Control of the Company or other similar transaction or event.

(iv)
During the Deferral Period, the Participant shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of Dividend Equivalents on such Shares in cash or additional Shares. Any Dividend Equivalents granted with respect to Deferred Shares shall be subject to the same restrictions that apply to the underlying Shares.

(v)
Any grant or the Vesting of Deferred Share or Deferred Stock Units Awards may be further conditioned upon the attainment of performance goals established by the Committee in accordance with the applicable provisions of Section 10 of the Plan regarding Performance Awards.  Except as otherwise determined by the Committee, all Deferred Shares or Deferred Stock Units and all rights of the Participant to such Deferred Shares or Deferred Stock Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of one or more Employers for the entire Deferral Period in relation to which such Deferred Shares or Deferred Stock Units were granted and unless any other restrictive conditions relating to the Deferred Shares or Deferred Stock Units are met.

(B)
Payment of Deferred Stock Units. Each Deferred Stock Unit shall have a value equal to the Fair Market Value of a Share. Deferred Stock Units shall be paid in Shares at the end of the designated Deferral Period and the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Except as otherwise provided in the applicable Award Agreement,  Participants shall not be credited with Dividend Equivalents on any Deferred Stock Units. If Dividend Equivalents are credited, the amount of any such Dividend Equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Deferred Stock Units then credited to the Participant.  Any such Dividend Equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Deferred Stock Units based upon the Fair Market Value of a Share on the date of such crediting.  Any Dividend Equivalents granted with

Appendix B-11

respect to Deferred Stock Units shall be subject to the same restrictions that apply to the underlying Shares.

SECTION 10 -	Performance Awards

(A)
Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(B)
Terms and Conditions. Subject to the terms of the Plan, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may change specific provisions of the Performance Award, provided, however, that such change may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the change. Performance goals for Performance Awards may be based on any performance criteria selected by the Committee, including but not limited to any of the following:

(i)	Financial Return Metrics:
(a)	Return on equity
(b)	Return on capital
(c)	Return on assets
(d)	Return on investment
(e)	Return on invested capital

(ii)	Earnings Metrics:
(a)	Earnings per share (including variants such as diluted earnings per share)
(b)	Total earnings
(c)	Earnings growth
(d)	Earnings before taxes
(e)	Earnings before interest and taxes
(f)	Earnings before interest, taxes, depreciation and amortization
(g)	Operating profit
(h)	Net earnings

(iii)	Sales Metrics:
(i)	Sales
(j)	Sales growth
(k)	Comparable store sales
(l)	Sales per retail square foot
(m)	Average ticket sales
(n)	Sales per employee
(o)	Sales per operating store

(iv)	Stock Price Metrics:
(p)	Increase in the fair market value of the shares
(q)	Share price (including but not limited to growth measures and total shareholder return)

(v)	Cash Flow Metrics:
(r)	Cash flow (including but not limited to operating cash flow and free cash flow)
(s)	Cash flow return on investment (which equals net cash flow divided by total capital)
Appendix B-12

(vi)	Balance Sheet Metrics:
(t)	Inventory
(u)	Inventory turns
(v)	Internal rate of return

(vii)	Other Strategic Metrics:
(w)	Gross margin
(x)	Gross margin return on investment
(y)	Economic value added (EVA)
(z)	Operating cost management targets
(aa)	Customer satisfaction surveys
(bb)	Attrition improvements
(cc)	Safety record goals
(dd)	Timely and successful completion of key corporate projects
(ee)	Productivity improvements

(C)
Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. If a Participant ceases to be employed by any Employer during a performance period because of death, Disability, Retirement or other circumstance in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of a Performance Award, or a portion thereof, at the end of the performance period; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Award in such amount and under such terms and conditions as the Committee deems appropriate or desirable. Unless otherwise determined by the Committee, Termination of Employment prior to the end of any performance period will result in the forfeiture of the Performance Award, and no payments will be made.

SECTION 11 -	Non-Employee Director Awards

The Board may provide that all or a portion of a Non-Employee Director’s annual retainer and meeting fees, or other forms of compensation, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Shares or Deferred Stock Units. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law. Unless and until otherwise provided by the Board, Non-Employee Directors shall receive their compensation under, and pursuant to the terms and conditions of, the Haverty Furniture Companies, Inc. Non-Employee Directors Compensation Plan.

SECTION 12 -	Minimum Vesting Requirements

Notwithstanding any other provision of the Plan to the contrary, stock-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) substitute Awards granted pursuant to Section 4(D), (ii) Shares delivered in lieu of fully-vested cash Awards, and (iii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4(A) (subject to adjustment under Section 4(B); and, provided, further, that the foregoing restriction does not apply to accelerated exercisability or vesting of any Award in cases of death, Disability or a Change in Control.

Appendix B-13

SECTION 13 -	Termination of Employment

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Employment and shall provide such terms in the Award Agreement. Notwithstanding the foregoing and subject to the limitation contained in the last sentence of Section 6(C) hereof, upon the Termination of Employment as a result of a Workforce Reduction of an Employee who has received an Award of Options, such Options shall expire on the date specified by the Committee at the time of the Termination of Employment.

SECTION 14 -	Change in Control

The provisions of this Section 14 shall apply in the event of a Change in Control, except as otherwise provided in the applicable Award Agreement or any separate agreement with a Participant governing an Award.

(A)
Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity in a Change in Control or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant has a Termination of Employment without Cause, then (i) all of that Participant’s outstanding Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s Performance Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a pro rata payout to such Participant within sixty (60) days following the date of Termination of Employment, based upon the length of time within the performance period that has elapsed prior to the date of Termination of Employment. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

(B)
Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a pro rata payout to Participants within sixty (60) days following the Change in Control, based upon the length of time within the performance period that has elapsed prior to the Change in Control.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

Appendix B-14

SECTION 15 -	Amendment, Suspension and Termination

(A)
Termination, Suspension or Amendment of the Plan. The Board may amend, alter, modify, suspend, discontinue, or terminate the Plan or any portion thereof at any time, subject to all applicable laws and to the rules and regulations of the SEC and the New York Stock Exchange (or any successor organizations) respecting shareholder approval or other requirements; provided that, without shareholder approval the Board may not (i) increase the maximum number of Shares available for issuance under the Plan (other than increases due to changes in capitalization referred to in Section 4(B) hereof), or (ii) change the class of Employees eligible for Incentive Stock Options.  No such amendment, alteration, modification, suspension, discontinuation or termination shall materially and adversely affect any right acquired by any Participant or beneficiary of a Participant under the terms of an Award granted before the date of such amendment, alteration, modification, suspension, discontinuation or termination, unless such Participant or beneficiary shall consent.

(B)
Termination, Suspension or Amendment of Awards. Subject to the restrictions of Section 6(B) hereof, the Committee may waive any conditions or rights under, amend any terms of, or modify, alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, modification, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; provided, however, that it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 4 hereof does not materially and adversely affect any such rights.

(C)
Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(B) hereof) affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee is required to make such adjustments pursuant to Section 4(B) hereof or whenever the Board, in its sole discretion, determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 16 -	General Provisions

(A)
Section 409A Compliance.  Each Award is intended either to be exempt from the requirements of Code Section 409A and the regulations and other binding guidance issued thereunder (the “409A Guidance”) or to satisfy the requirements of Code Section 409A and the 409A Guidance (in form and operation) so that compensation deferred under such Award (and applicable earnings) shall not be included in income under Code Section 409A, and the Plan will be construed to that effect.  If an Award is subject to Code Section 409A and the 409A Guidance, the Award Agreement will incorporate and satisfy the written documentation requirement of Code Section 409A and the 409A Guidance either directly or by reference to other documents and no termination, amendment, modification of or adjustment under the Plan or such Award shall cause the Award to fail to satisfy Code Section 409A and the 409A Guidance.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Company, its Subsidiaries nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt deferred compensation would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a “Specified Employee” (as defined in Code Section 409A), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii)

Appendix B-15

(domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

(B)
Dividends and Dividend Equivalents. In the sole and complete discretion of the Committee, an Award (other than an Option or a Stock Appreciation Right) may provide the Participant with dividends or Dividend Equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividends or Dividend Equivalents that are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or Dividend Equivalents credited in connection with Performance Awards, be credited as additional Performance Awards, and such dividends and Dividend Equivalents shall be paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

(C)
No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees or  Non‑Employee Directors or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(D)
Book-Entry. As soon as practicable after the Grant Date of an Award, the Company shall cause its transfer agent to maintain a book entry account in the Participant’s name reflecting the Award, which shall be subject to applicable stop transfer instructions.

(E)
Withholding. A Participant may be required to pay to an Employer, and each Employer shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) required by law or regulation to be withheld to satisfy federal, state, and local taxes, foreign or domestic, with respect to an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, Vesting, exercise, or payment of any Award. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements, all in accordance with such procedures as the Committee approves (which procedures may permit withholding up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification). All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(F)
Award Agreements  Each Award hereunder shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Award and any rules applicable thereto. An Award shall be effective only upon delivery to a Participant, either electronically or by paper means, of an Award Agreement. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

(G)
No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval as such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

Appendix B-16

(H)
No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of any Employer. Further, an Employer may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(I)
No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such Shares are issued to such Participant, holder or beneficiary and such Participant, holder or beneficiary shall not be entitled to any dividend or distribution the record date of which is prior to the date of such issuance.

(J)
Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to the conflict of law principles thereof.

(K)
Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(L)
Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.  Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

(M)
No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

(N)
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(O)
Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(P)
Binding Effect.  The terms of the Plan shall be binding upon the Company and its successors and assigns and the Participants and their legal representatives and shall bind any successor of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no

Appendix B-17

succession had taken place.  In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations hereunder, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(Q)
No Third-Party Beneficiaries. Except as expressly provided herein or therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies hereunder or thereunder. The exculpation and indemnification provisions of Section 3(D) shall inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

(R)
Award Transfer Restrictions.  Except as otherwise provided in the applicable Award Agreement for Awards other than Incentive Stock Options, no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  No transfer of an Award by a grantee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and such other evidence as the Committee may deem necessary to establish the validity of the transfer. Notwithstanding the foregoing, the Committee may in its discretion permit the transfer of Non-Qualified Stock Options by a Participant to or for the benefit of the Participant’s Immediate Family, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Options prior to such transfer. The foregoing transfer shall apply to the right to consent to amendments to any Award Agreement evidencing such Option and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with such Option.  For purposes of this paragraph, the term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father -in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(S)
Incapacity. Options and SARs shall be exercisable during a Participant’s lifetime only by the Participant; provided, however, that in the event a Participant is incapacitated and unable to exercise his or her Options or SARs, such Awards may be exercised by the Participant’s legal guardian, legal representative or other representative if the Committee deems such representative appropriate based on applicable facts and circumstances.  The determination of incapacity of a Participant and the determination of an incapacitated Participant’s appropriate representative shall be made by the Committee in its sole discretion.

(T)	Recoupment Policy. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant.

SECTION 17 -	Term of the Plan

(A)	Effective Date. The Plan shall be effective as of the date it has been approved by the Company’s shareholders (the “Effective Date”).

(B)
Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, modify, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

Appendix B-18

HAVERTYS CLASS A COMMON STOCK

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE BE SURE TO VOTE ALL CLASSES OF STOCK THAT YOU OWN.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D38688-P52325 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HAVERTY FURNITURE COMPANIES, INC. CLASS A COMMON STOCK

The Board of Directors recommends a vote FOR its nominees.

	For All	Withhold All	For All Except
Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) Rawson Haverty, Jr.
02) Mylle H. Mangum
03) Vicki R. Palmer
04) Derek G. Schiller
05) Clarence H. Smith
06) Al Trujillo

	For	Against	Abstain
2. Advisory Vote on Executive Compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal.

	1 Year	2 Years	3 Years	Abstain
3. Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation.	☐	☐	☐	☐

Please date and sign exactly as name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

HAVERTYS CLASS A COMMON STOCK

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Supplement to the Proxy Statement and Annual Report are available at www.proxyvote.com.

D38689-P52325

HAVERTY FURNITURE COMPANIES, INC.
CLASS A COMMON STOCK

P
R
O
X
Y

By signing this proxy you appoint Jenny H. Parker and Belinda J. Clements, or either of them, proxies with full power of substitution to represent and vote all the shares of Havertys' Class A Common Stock you are entitled to vote as directed on the reverse side of this card on the specified proposals and, in their discretion, on any other business which may properly come before the Annual Meeting and all postponements and adjournments thereof. The Annual Meeting will be held on May 10, 2021, at the Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland 21202, at 10:00 a.m.

Please be sure to vote all classes of stock that you own.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

SEE REVERSE SIDE

HAVERTYS COMMON STOCK

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE BE SURE TO VOTE ALL CLASSES OF STOCK THAT YOU OWN.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D38690-P52325

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HAVERTY FURNITURE COMPANIES, INC. COMMON STOCK

The Board of Directors recommends a vote FOR its nominees.

	For All	Withhold All	For All Except
Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors: Holders of Common Stock

01) L. Allison Dukes
02) G. Thomas Hough

	For	Against	Abstain
2. Advisory Vote on Executive Compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal.

	1 Year	2 Years	3 Years	Abstain
3. Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation.	☐	☐	☐	☐

Please date and sign exactly as name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Your **Vote** Counts!

HAVERTY FURNITURE COMPANIES, INC.

2021 Annual Meeting
Vote by May 9, 2021
11:59 PM ET

D38766-P52325

You invested in HAVERTY FURNITURE COMPANIES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 10, 2021.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 26, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting

May 10, 2021
10:00 A.M.

Marriott SpringHill
120 East Redwood Street
Baltimore, Maryland 21202

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
Election of Directors	
1. Election of Directors: Holders of Class A Common Stock 01) Rawson Haverty, Jr. 04) Derek G. Schiller 02) Mylle H. Mangum 05) Clarence H. Smith 03) Vicki R. Palmer 06) Al Trujillo	For
2. Advisory Vote on Executive Compensation.	For
3. Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation.	1 Year
4. Approval of 2021 Long-Term Incentive Plan.	For
5. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D38767-P52325

Your **Vote** Counts!

HAVERTY FURNITURE COMPANIES, INC.

2021 Annual Meeting
Vote by May 9, 2021
11:59 PM ET

D38768-P52325

You invested in HAVERTY FURNITURE COMPANIES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 10, 2021.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 26, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting

May 10, 2021
10:00 A.M.

Marriott SpringHill
120 East Redwood Street
Baltimore, Maryland 21202

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
Election of Directors	
1. Election of Directors: Holders of Common Stock 01) L. Allison Dukes 02) G. Thomas Hough	For
2. Advisory Vote on Executive Compensation.	For
3. Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation.	1 Year
4. Approval of 2021 Long-Term Incentive Plan.	For
5. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D38769-P52325